Exhibit 10.4

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Robert Maynard

Perkins Coie LLP

1111 West Jefferson Street, Suite 500

Boise, ID 83702

(Space Above For Recorder’s Use)

royalty agreement

THIS AGREEMENT dated as of June 23, 2023 between SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, a limited partnership formed and existing under the laws of Delaware, as grantee and royalty holder, whose address is 300 Delaware Avenue, Suite 270, Wilmington, New Castle County, Delaware, SILVER VALLEY METALS CORP., a corporation incorporated under the laws of Idaho, as grantor, whose address is 1 Mine Road., Kellogg, Idaho 83837, and BUNKER HILL MINING CORP., a corporation incorporated under the laws of Nevada, as parent and guarantor, whose address is 82 Richmond St. East, Toronto, Ontario M5C 1P1.

RECITALS:

A.	Grantor has issued to Holder a secured royalty convertible debenture (the “Royalty Convertible Debenture”) dated as of January 7, 2022, as amended, in the principal amount of US$8,000,000.00 pursuant to which Holder may at its sole option elect to credit all outstanding principal due thereunder against the purchase price of the Royalty created hereunder;

B.	The aggregate outstanding principal amount due and payable under the Royalty Convertible Debenture as of the date of this Agreement is US$8,000,000.00 and Holder has elected to receive the Royalty in full repayment of such outstanding principal;

C.	The aggregate amount of all accrued and unpaid interest under the Royalty Convertible Debenture as of the date of this Agreement has been paid in cash by Grantor or through the issuance of Common Shares by BHMC to Holder; and

D.	In consideration of a credit in the amount of US$8,000,000.00 to be applied by Holder against the concurrent repayment in full of all principal outstanding under the Royalty Convertible Debenture, Grantor has agreed to grant the Royalty to Holder upon the terms and conditions of this Agreement;

NOW THEREFORE in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties mutually agree as follows:

1	DEFINITIONS

1.1	Definitions. For the purposes of this Agreement including the recitals and Schedules hereto, the following capitalized words and phrases shall have the following meanings, and grammatical variations of such terms shall have corresponding meanings:

“Abandonment”, “Abandoning” and “Abandoned” have the meaning set out in Section 4.10.

“Additional Amounts” has the meaning set out in Section 2.9(a).

“Affiliate” means, in relation to any Person, any other Person who is, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first mentioned Person. For the purposes of this Agreement, including this definition and the definition of “subsidiary” and “Ultimate Parent Company”, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, voting trust or otherwise.

“Agreement” means this agreement, including all schedules thereto, and all instruments supplementing, amending, restating or confirming this Agreement.

“Applicable Law” or “Law” means any international, federal, state, provincial, territorial, local or municipal law, regulation, ordinance, code, order or other requirement or rule of law or the rules, policies, orders, regulations, judgments, rulings, decrees, injunctions, franchises, permits, licenses, authorization, approvals or other directions or requirements of any Governmental Authority or stock exchange, including any judicial or administrative interpretation thereof, applicable to a Person or any of its properties, assets, business or operations.

“Arbitration Rules” means the International Arbitration Rules of the International Centre for Dispute Resolution.

“Authorization” means any authorization, approval, consent, concession, exemption, license, lease, grant, permit, franchise, right, privilege or no-action letter from any Governmental Authority having jurisdiction with respect to any specified Person, property, transaction or event, or with respect to any of such Person’s property or business and affairs (including any zoning approval, mining permit, development permit or building permit) or from any Person in connection with any easements, contractual rights or other matters.

“Base Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States. Each change in the Base Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“BHMC” means Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada, and its successors and assigns.

“Bunker Hill Entities” means, collectively, BHMC, Grantor and any other direct or indirect subsidiaries of BHMC, and any successor to any of them and “Bunker Hill Entity” means any one of them.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks in (a) Toronto, Ontario; (b) Vancouver, British Columbia; or (c) Boise, Idaho are generally not open for business.

“Debtor Relief Laws” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and the Bankruptcy Code of the United States, each as now and hereafter in effect, and any proceeding under applicable corporate law seeking a compromise or arrangement of any debts of the corporation, or a stay of proceedings to enforce any of the claims of the corporation’s creditors, and all other liquidation, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of Canada, the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Disclosure Letter” means the letter of disclosure (including the schedules thereto) dated on the date hereof, executed by the Obligors and delivered to Holder concurrently with this Agreement

“Dispute” has the meaning ascribed to such term in Section 11.1.

“Encumbrance” means any and all mortgages, charges, assignments, hypothecs, deeds of trust, pledges, security interests, royalty interests, liens, rights of reservation, right of reclamation and other encumbrances and adverse claims of every nature and kind that, in each case, secures payment of any Indebtedness, liability, performance or obligation of any Person, whether registered or unregistered and whether arising under law or otherwise and whether perfected or otherwise.

“EPA Settlement Agreement” means the Consent Decree between the United States of America and Placer Mining Company, Inc., filed with the United States District Court District of Idaho on March 3, 2018 and approved on June 19, 2018 and the Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp, dated as effective May 15, 2018 (EPA Region 10 CERCLA Docket No. 10-2017-0123), as amended by the First Amendment To The Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp., dated as effective December 19, 2021, and any other amendments thereto.

“Excluded Taxes” means, (a) with respect to Holder, income or franchise Taxes imposed on (or measured by) its taxable income or capital Taxes imposed on (or measured by) its taxable capital, in each case by Canada, or by the jurisdiction under the Applicable Law of which such recipient is organized or in which its principal office is located, or (b) any Additional Amounts that would not be payable under Section 2.9(a) by virtue of the proviso at the end of that Section.

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“Exclusivity Agreement” means the exclusivity agreement entered into on or about January 7, 2022 between Sprott Private Resource Streaming and Royalty (Collector), LP (“SPRSR”), Grantor and BHMC.

“GGS Claims” means, collectively:

(a)	the Mining Rights and other rights and interests identified in Schedule “B” under the heading “GGS Claims” and any other Mining Rights, rights or interests forming part thereof from time to time; and

(b)	any present or future renewals, extensions, modifications, divisions, substitutions, amalgamations, successions, derivations, severances, conversions, demise to lease, renaming or variation of any of the Mining Rights or other rights and interests referenced in paragraph (a) of this definition.

“GGS Royalty” has the meaning ascribed to such term in Section 2.2(b).

“Good Practice Standards” means, in relation to mining (including all relevant disciplines pertaining thereto, such as metallurgy, processing, engineering, environmental and governance matters, relations with community and indigenous peoples and other social matters), those policies, practices, methods and acts engaged in or approved by a Person which, in the conduct of its undertaking, exercises that degree of safe and efficient practice, diligence, prudence, and foresight reasonably and ordinarily exercised and most commonly accepted by reputable, skilled and experienced operators engaged in the mining industry in the United States

“Gross Revenue” means, with respect to any Sale of Products in any calendar quarter, the aggregate of the following amounts:

(a)	with respect to silver contained in Products Sold, an amount equal to the applicable Quarterly Production of silver, multiplied by the applicable Quarterly Average Silver Price;

(b)	with respect to zinc contained in Products Sold, an amount equal to the applicable Quarterly Production of zinc, multiplied by the applicable Quarterly Average Zinc Price, and divided by 2,204.62;

(c)	with respect to lead contained in Products Sold, an amount equal to the applicable Quarterly Production of lead, multiplied by the applicable Quarterly Average Lead Price, and divided by 2,204.62;

(d)	with respect to any other marketable metal contained in Products Sold, an amount equal to the applicable Quarterly Production of such other metal, multiplied by the Quarterly Average Other Metal Price; and

(e)	if there is an Insurable Loss of Products, then the Gross Revenue will be equal to the sum of the insurance proceeds in respect of such Loss and any Gross Revenue from the Sale of such Products, determined under this Section.

“Governmental Authority” means any international, state, provincial, federal, regional, territorial, municipal or local government, agency, department, ministry, authority, board, tribunal, commission, or official, including any such entity with power to tax, or exercise regulatory or administrative functions, or any court, arbitrator (public or private), stock exchange or securities commission or any rule-making entity having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing.

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“Grantor” means Silver Valley Metals Corp., a corporation incorporated under the laws of Idaho, and its successors and permitted assigns.

“Holder” means Sprott Private Resource Streaming and Royalty (US Collector), LP and its successor and permitted assigns.

“Indebtedness” of any Person means, without duplication:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, bills or other similar instruments;

(b)	all obligations, contingent or otherwise, relative to the face amount of all letters of credit or letters of guarantee, whether or not drawn, and banker’s acceptances issued for such Person’s account;

(c)	all obligations of such Person under any lease that is required to be classified and accounted for as a capital or financed lease for financial accounting purposes or under any synthetic lease, tax retention, operating lease or other lease that, in each case, has substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement;

(d)	all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business);

(e)	all indebtedness of another Person secured by (or for which Holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance, upon or in property owned by such Person, even if such Person has not assumed or become liable for the payment of such obligations or such obligations are limited in recourse;

(f)	all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(g)	all guarantees, indemnities and other obligations (contingent or otherwise) of such Person in respect of Indebtedness of another Person;

(h)	all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any equity, ownership or profit interests in such Person within ten (10) years from the date of issuance thereof; and

(i)	the net liability of such Person on account of currency or interest rate swap transactions, commodity hedging or swap transactions or any other hedging transactions.

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“Insolvency Event” means, in respect of any Person, any one or more of the following events or circumstances whereby such Person (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding up, administration, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Law, or (z) the entry of an order for relief or the appointment of a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty (30) days, such Person fails to diligently and actively oppose such proceeding, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for it or for any substantial part of its properties and assets) occurs, (iv) passes a resolution or takes any other corporate action to authorize any of the above actions, or (v) suffers anything analogous or having a similar effect to an event or circumstance described in (i) to (iv) above.

“Insurable Loss” means an insurable loss of or damage to Products, whether or not occurring on or off the Real Property and whether the Products are in the possession of any Bunker Hill Entity or otherwise.

“LBMA” means the London Bullion Market Association.

“LME” means the London Metal Exchange.

“Losses” means any and all damages, claims, losses, lost profits, liabilities, fines, injuries, costs, penalties and expenses (including reasonable legal fees).

“Material Adverse Effect” means any event, occurrence, change or effect that, when taken individually or together with all other events, occurrences, changes or effects:

(a) materially limits, restricts or impairs, or is reasonably likely to materially limit, restrict or impair (A) the condition, financial or otherwise, earnings, operations, assets, business affairs or business prospects of an Obligor; (B) the ability of an Obligor to perform its payment or other obligations under this Agreement; (C) the development or operation of the Mine substantially in accordance with the mine or development plan then in effect immediately prior to the occurrence of such event, occurrence, change or effect, (D) the legality, validity or enforceability of this Agreement, or the rights and remedies available to Holder hereunder;

(b) causes or is reasonably likely to cause any significant decrease to expected silver, lead or zinc production from the Property based on the mine or development plan then in effect immediately prior to the occurrence of such event, occurrence, change or effect;

provided that (x) changes to commodity prices and (y) events, occurrences, changes or effects affecting operators of mining and processing facilities in the US similar to those related to the Mine generally, which do not have a disproportionate effect on the Obligors, shall not be a Material Adverse Effect or be taken into account in determining whether there has been or will be a Material Adverse Effect.

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“Materials” has the meaning set out in Section 4.5.

“Mine” means the Bunker Hill Mine located in the Coeur D’Alene Mining District, in the cities of Kellogg and Wardner and in Shoshone County, Idaho, USA, which is comprised of and covers, inter alia, the Property.

“Mineral Interest” has the meaning set out in Section 4.13.

“Mining Rights” means any mining claims, mining leases, mineral claims, mining concessions, mineral concessions, exploration permits or licenses, mining licenses, forms of mineral tenure or other rights to Products or to access and work upon lands, such as ownership and ancillary rights, surface rights, leasing agreements, lands temporal occupation agreements or otherwise, for the purpose of exploring, exploiting or benefiting Products, under the terms of Applicable Laws, whether contractual, statutory or otherwise, or any interest therein whether now owned or hereafter acquired. “Mining Rights” includes any amendments, relocations, adjustments, resurvey, additional locations, consolidation, derived rights or conversions of, or any renewal, replacement, amendment or other modification or extensions of any of the foregoing.

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as implemented and in effect in any Canadian jurisdiction at the applicable time.

“Obligors” means, collectively, Grantor and BHMC and “Obligor” means any one of them.

“Offtake Agreement” means any agreement entered into by Grantor (or any other Bunker Hill Entity) with any Processor (including spot sales) (i) for the Sale of Products to such Person, or (ii) for the smelting, refining or other beneficiation of Products by such Person for the benefit of Grantor.

“Offtake Sales Documents” means such documents as are prepared or produced in connection with Sale of Products to a Processor, including the provisional and final settlement sheets, provisional and final invoices, metals return statements, credit notes, bills of lading, and any and all certificates and other documentation prepared or produced for or by the relevant Processor, including certificates for final shipped moisture content and final analyses and assays evidencing the amount of Products, including the quantity of silver, lead, zinc and any other metal contained therein, delivered to the Processor.

“Other Rights” means all licenses, approvals, authorizations, consents, rights (including surface rights, access rights and rights of way), privileges, concessions or franchises held by the Bunker Hill Entities or required to be obtained from any Person (other than a Governmental Authority), for the construction, development and operation of the Mine, as such construction, development and operation is contemplated by the current or then applicable development or mine plan, as the case may be.

“Payable” means, in respect of Products Sold by a Person, Products that are credited or paid for by the Processor or otherwise result in a return to the Person, whether provisional or final.

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“Permitted Encumbrances” means:

(a)	any Encumbrance imposed by law that was incurred in the ordinary course of business, including, without limitation, construction, builders’, materialmen’s, warehousemen’s and mechanics’ liens and other similar Encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with US GAAP have been established to the extent required by US GAAP;

(b)	any Encumbrance arising by operation of Applicable Law securing Taxes, assessments, royalties, rents and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with US GAAP have been established to the extent required by US GAAP;

(c)	deemed liens and trusts arising by operation of law in connection with workers’ compensation, employment insurance and other social security legislation, in each case, which secure obligations the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with US GAAP have been established to the extent required by US GAAP;

(d)	any reservations, or exceptions contained in the original grants of land or by applicable statute or the terms of any lease in respect of any Real Property, or comprising the Real Property which do not materially detract from the value of, or materially impair the use of, the Real Property for the purpose of conducting and carrying out mining operations thereon;

(e)	liens as a result of any judgment or order rendered or claim filed against Grantor which is being contested in good faith by proper legal proceedings (and as to which any enforcement proceedings shall have been suspended by operation of law or stayed pending an appeal or other proceeding) and for which appropriate reserves in accordance with US GAAP have been established to the extent required by US GAAP;

(f)	minor discrepancies in the legal description or acreage of or associated with the Real Property or any adjoining properties which would be disclosed in an up to date survey and any pre-existing registered easements and pre-existing registered restrictions or pre-existing covenants that run with the land, in either case which do not materially detract from the value of, or materially impair the use of, the Real Property for the purpose of conducting and carrying out mining operations thereon;

(g)	rights of way for, or reservations of rights of others for, sewers, water lines, gas lines, electric lines, telegraph and telephone lines, and other similar utilities, or zoning by-laws, ordinances, surface access rights or other restrictions as to the use of the mining licenses comprising the Project Assets, which do not in the aggregate materially detract from the use of such mining licenses for the purpose of conducting and carrying out mining operations thereon;

(h)	the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by the Grantor or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

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(i)	any Encumbrance in favour of issuers of surety bonds pertaining to the Mine issued in the ordinary course of business;

(j)	a right of title retention or purchase money security interests, provided that any such purchase money security interest is limited to the specific asset that has been acquired and which has given rise to the purchase money security interest, in connection with the acquisition by Grantor of goods in the ordinary course of business;

(k)	security given by the Grantor to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Grantor, all in the ordinary course of its business;

(l)	applicable municipal and other governmental restrictions affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and will not materially impair the use of the subject property for the purpose for which it is held;

(m)	any Encumbrance on Project Assets granted to a provider of Permitted Secured Debt, provided that with respect to such Encumbrance, such provider of Permitted Secured Debt shall have entered into the letter agreement with Holder referred to in Section 4.1(d);

(n)	the Encumbrances set forth in Schedule “C”; and

(o)	any Encumbrance created with Holder’s prior written consent.

“Parties” means Holder, Grantor and BHMC collectively and “Party” means any of the Parties individually.

“Permitted Disclosure” has the meaning set out in Section 9.1.

“Permitted Secured Debt” means any of the following Indebtedness or obligations which in each case is secured by Encumbrances on the Project Assets:

(a)	subject to the prior written consent of Holder, such consent not to be unreasonably withheld or delayed, any Indebtedness incurred under or in relation to any project financing, the proceeds of which are used for the construction, development or operation of the Mine, or any replacement or refinancing thereof; or

(b)	all Indebtedness owing to the United States Environmental Protection Agency (the “EPA”) in respect of the Mine in respect of the EPA Settlement Agreement;

(c)	subject to the prior written consent of Holder, such consent not to be unreasonably withheld or delayed, Indebtedness of up to US$15,000,000, of which up to $10,000,000 may reduce the amount advanced under the Stream and which is otherwise to be used solely for the purpose of funding the development and construction of the Project Assets;

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(d)	subject to the prior written consent of Holder, such consent not to be unreasonably withheld or delayed, subordinated Indebtedness of up to US$13,000,000, which is to be used solely for the purpose of funding cost overruns in relation to the development and construction of the Mine;

(e)	subject to the prior written consent of Holder, such consent not to be unreasonably withheld or delayed, obligations in respect of surety or performance bonds required to be provided to the EPA in respect of Financial Assurance (under and as defined in the EPA Settlement Agreement) of up to US$17,000,000;

(f)	subject to the prior written consent of Holder, such consent not to be unreasonably withheld or delayed, any reclamation bonds relating to the Mine required in connection with the construction, development or operation of the Mine;

(g)	if SPRSR does not exercise its option under Section 2.1(2) of the Exclusivity Agreement during the Option Period (as defined in the Exclusivity Agreement), Indebtedness incurred on commercially reasonable terms for the purpose of financing the exploration or exploitation of the Project Assets, including the construction, development or operation of the Mine;

(h)	if the Stream has been converted to a royalty interest in accordance with its terms or has been terminated by mutual agreement of the parties thereto, Indebtedness incurred on commercially reasonable terms for the purpose of financing (i) the exploration or exploitation of the Project Assets or (ii) the business and operations of the Obligors (or either of them), provided however that the Grantor has given prior written notice to Holder of such secured Indebtedness and provides reasonable details of any such Indebtedness upon request of Holder;

(i)	any other secured Indebtedness permitted under the terms of the Stream, provided however that the Grantor has given prior written notice to Holder of such secured Indebtedness, the amount and holder thereof and the security therefor together with reasonable details as to category of permitted secured debt under the Stream that such indebtedness falls within; and

(j)	any other secured Indebtedness consented to by Holder from time to time.

“Person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, governmental agency or board or commission or authority and any other form of entity or organization.

“Primary Claims” means, collectively:

(a)	the Mining Rights and other rights and interests identified in Schedule “B” under the heading “Primary Claims” and any other Mining Rights, rights or interests forming part thereof from time to time; and

(b)	any present or future renewals, extensions, modifications, divisions, substitutions, amalgamations, successions, derivations, severances, conversions, demise to lease, renaming or variation of any of the Mining Rights or other rights and interests referenced in paragraph (a) of this definition.

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“Primary Royalty” has the meaning ascribed to such term in Section 2.2(a).

“Processor” means any third party smelter, refiner, processor or offtaker other than Grantor or its Affiliates.

“Products” means any and all metals, minerals and products or by-products thereof, including the Materials, of whatever kind and nature and in whatever form or state, in, under or upon the surface or subsurface of the Property (including ore, metals, precious metals, base metals, uranium, industrial minerals, concentrates, gems, diamonds, commercially valuable rock, and other minerals that are mined, excavated, extracted, recovered or otherwise produced from the Property and any ore, concentrates and other products resulting from the milling, processing or other beneficiation of such metals, minerals, products and by-products).

“Project Assets” means, collectively:

(a)	the Property and all other Real Property;

(b)	the Products and the Other Rights;

(c)	the mining, processing, development, production, maintenance, administration, water, electrical and conveyor facilities, railway infrastructure and rolling stock, storage facilities, stockpiling facilities, shipping infrastructure, utilities, and related ancillary infrastructure, other buildings, structures, improvements, fixtures and other real and personal property, including equipment, re-commissioned, constructed, operated or otherwise used by or on behalf of Grantor to extract, beneficiate, market, transport and sell Products derived from the Property or to develop, operate or administer the Mine, whether or not located within the physical boundaries of the Real Property; and

(d)	any rights (including Authorizations, surface, access and water rights), privileges, concessions or franchises owned, controlled, leased or operated by or on behalf of Grantor at any time and not included within the definition of “Real Property” which are required for the development and construction of the Mine and operation thereof.

“Property” means, collectively:

(a)	the Mining Rights and other rights and interests described in Schedule “B” under the heading “Description of Mining Rights” and any other Mining Rights, rights or interests forming part thereof from time to time whether now owned or hereafter acquired; and

(b)	any present or future renewals, extensions, modifications, divisions, substitutions, amalgamations, successions, derivations, severances, conversions, demise to lease, renaming or variation of any of the Mining Rights or other rights and interests referenced in paragraph (a) of this definition.

“Property Transferee” has the meaning set out in Section 10.3.

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“Quarterly Average Lead Price” means, for any given calendar quarter, the quarterly average of the daily per tonne cash settlement price as quoted in US dollars by the LME for lead for such quarter, calculated by dividing the sum of all quotations during such quarter by the number of such quotations; provided that, if for any reason the LME is no longer in operation or if the price of lead is not calculated on behalf of or confirmed, acknowledged by, or quoted by the LME, the Quarterly Average Lead Price shall be determined in the manner endorsed by the LME, failing which the Quarterly Average Lead Price will be determined by reference to the price of lead on a commodity exchange mutually acceptable to Grantor and Holder, acting reasonably.

“Quarterly Average Other Metal Price” means, with respect to any metal other than Refined Silver, zinc or lead, for any given calendar quarter, the quarterly average of the daily price of the applicable measure for such metal as quoted on a commodity exchange mutually acceptable to Grantor and Holder, acting reasonably.

“Quarterly Average Silver Price” means, for any given calendar quarter, the quarterly average of the daily per ounce LBMA Silver Price as quoted in US dollars by the LBMA for Refined Silver for such quarter, calculated by dividing the sum of all quotations during such quarter by the number of such quotations; provided that, if for any reason the LBMA is no longer in operation or if the price of Refined Silver is not calculated on behalf of or confirmed, acknowledged by, or quoted by the LBMA, the Quarterly Average Silver Price shall be determined in the manner endorsed by the LBMA, failing which the Quarterly Average Silver Price will be determined by reference to the price of Refined Silver on a commodity exchange mutually acceptable to Grantor and Holder, acting reasonably.

“Quarterly Average Zinc Price” means, for any given calendar quarter, the quarterly average of the daily per tonne cash settlement price as quoted in US dollars by the LME for zinc for such quarter, calculated by dividing the sum of all quotations during such quarter by the number of such quotations; provided that, if for any reason the LME is no longer in operation or if the price of zinc is not calculated on behalf of or confirmed, acknowledged by, or quoted by the LME, the Quarterly Average Zinc Price shall be determined in the manner endorsed by the LME, failing which the Quarterly Average Zinc Price will be determined by reference to the price of zinc on a commodity exchange mutually acceptable to Grantor and Holder, acting reasonably.

“Quarterly Production” means with respect to the amount of silver, zinc, lead or other Product produced in any calendar quarter, the aggregate of the gross number of (i) ounces of silver, (ii) pounds of zinc, (iii) pounds of lead, plus (iv) other measure that is the market norm for any other Product, in each case beneficiated by the Grantor or credited by a Processor during that calendar quarter, as evidenced by (if applicable) a metals return statement received from the Processor with respect to such Product, provided that if delivery and payment are not made in the same calendar quarter, the Products shall be deemed to be part of the Quarterly Production in the calendar quarter in which payment or credit occurs.

“Real Property” means the Property and all other interests in and rights to property described in Schedule “F”.

“Refined Silver” means marketable metal bearing material in the form of silver bars or coins that is refined by an accredited refiner that is on the LBMA’s Good Delivery List to a minimum 999 parts per 1,000 fine silver and that otherwise meets the LBMA’s Good Delivery Rules.

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“Residual Claims” means, collectively:

(a) the Mining Rights and other rights and interests identified in Schedule “B” under the heading “Residual Claims” and any other Mining Rights, rights or interests forming part thereof from time to time whether now owned or hereafter acquired; and

(b) any present or future renewals, extensions, modifications, divisions, substitutions, amalgamations, successions, derivations, severances, conversions, demise to lease, renaming or variation of any of the Mining Rights or other rights and interests referenced in paragraph (a) of this definition.

but for greater certainty excludes any Primary Claims or GGS Claims.

“Residual Royalty” has the meaning ascribed to such term in Section 2.2(c).

“Royalty” means, collectively, the Primary Royalty, the GGS Royalty and the Residual Royalty.

“Royalty Registration” has the meaning set out in Section 6.2.

“Sale” or “Sold” means the earlier of:

(a) transfer of Products from Grantor (or any other Bunker Hill Entity) to a buyer (and includes a transfer of Products transported off the Real Property that such Bunker Hill Entity elects to have credited to or held for its account by a Processor), or

(b) any Insurable Loss prior to any transfer or deemed transfer of title to Products.

“SPRSR” has the meaning set out in the definition of Exclusivity Agreement.

“Stream” has the meaning set out in the Royalty Convertible Debenture.

“subsidiary” means a Person that is controlled directly or indirectly by another Person and includes a subsidiary of that subsidiary.

“Subsidiary Disposition” has the meaning set out in Section 10.4.

“Subsidiary Transferee” has the meaning set out in Section 10.4(a).

“Taxes” means all present or future taxes, rates, levies, royalties, imposts, duties, deductions, assessments, withholdings, dues, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not, including sales or value-added taxes, goods and services taxes, stamp taxes and royalties.

“Transfer” means to sell, assign, transfer, convey, lease, license or otherwise dispose.

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“Ultimate Parent Company” in relation to a Person, means the Person which is not itself subject to control, but which has control of that first Person, either directly or through a chain of Persons each of which has control over the next Person in the chain.

“US GAAP” means in relation to any Person at any time, accounting principles generally accepted in the United States applied on a basis consistent with the most recent audited financial statements of such Person and, if applicable, its consolidated affiliates (except for changes disclosed in the notes to such financial statements).

1.2	Joint and Several Liability

(a) All obligations designated as being obligations of Grantor or BHMC or either one of them, including all representations and warranties, covenants and payment obligations of Grantor and BHMC, are joint and several obligations of each of them and each of each Obligor will, as a separate and independent obligation, perform each such obligation as primary obligor.

(b) Each Obligor irrevocably waives any claim, remedy or other right which it may now have or hereafter acquire against the other that arises from the existence, payment, performance or enforcement of their respective obligations under this Agreement, including any right of subrogation, reimbursement, exoneration, indemnification or any right to participate in any claim or remedy of Holder against Grantor or BHMC, as applicable, or its property and assets, whether or not such claim, remedy or other right is reduced to judgment or is liquidated, unliquidated, fixed, contingent, matured, unmatured, deposited, undisputed, secured or unsecured and whether or not such claim, remedy or other right arises in equity or under contract, statute or common law.

1.3	Schedules

The following schedules are attached to and incorporated in this Agreement by this reference:

Schedule “A” – Maps of Property
Schedule “B” – Description of Mining Rights
Schedule “C” – Permitted Encumbrances
Schedule “D” – Representations and Warranties of Grantor and BHMC
Schedule “E” – Representations and Warranties of Holder
Schedule “F” – Legal Description of Real Property

2	Royalties

2.1	Grant of Gross Revenue Royalty. In consideration of the purchase price of US$8,000,000.00, paid by way of credit applied by Holder against the concurrent repayment in full of all principal outstanding under the Royalty Convertible Note, Grantor hereby creates, grants, bargains, conveys, transfers, and reserves for the benefit of Holder, its successors and permitted assigns, the Royalty in all Products, and grants and covenants to pay to Holder, the Royalty on all Products that are Sold on and subject to the terms of this Agreement. The Royalty shall be a non-administrative, non-executive and non-working royalty.

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2.2	Royalty Rates. The amount of the Royalty payable by Grantor to Holder pursuant to this Agreement equals the aggregate amount of the following:

	(a)	1.85% of Gross Revenues of all Products that are mined, produced, extracted, processed or otherwise recovered from the Primary Claims forming part of the Property (the “Primary Royalty”);

	(b)	1.85% of Gross Revenues of all Products that are mined, produced, extracted, processed or otherwise recovered from the GGS Claims forming part of the Property (the “GGS Royalty”); and

	(c)	1.35% of Gross Revenues of all Products that are mined, produced, extracted, processed or otherwise recovered from the Residual Claims forming part of the Property (the “Residual Royalty”),

in each case, to the extent Payable.

2.3	Calculation of Royalty. In no event shall any cost of mining, milling, leaching, smelting, refitting, concentrating or any other processing costs, or any cost associated with transportation, insurance, storage, selling, marketing, brokerage, Taxes or royalties, incurred, payable or paid by any Bunker Hill Entity be deducted from the calculation of Gross Revenue.

2.4	Real Property Interest in the Property. The Parties agree as follows:

	(a)	that the Royalty is a real property right and creates and constitutes the grant of a vested present interest in the Real Property and covenant that runs with the land and all successions thereof, overriding and prior to all other present or future interests in the Real Property to the extent permitted by law, whether created privately or through government action;

	(b)	Holder shall have all of the rights and incidents of ownership of a non-participating royalty owner, which incidents are covenants running with the Real Property and include: (a) the ownership of the non-participating royalty interests which are interests in real property; (b) the right to receive, free of expenses, the Royalty payments; and (c) the obligation of Grantor, its successors or assigns, to make the Royalty payments, which obligation shall run with the land. Holder, however, shall not have or claim any incidents of the fee simple ownership in the Real Property, which incidents include: (i) the right to enter, explore, develop or mine the claims; (ii) the right to execute leases, operating agreements, or similar instruments with respect to the Real Property; (iii) the right to share in bonus payments made as the consideration for the execution of leases or other instruments; and (iv) except as expressly provided herein, the right to participate in any manner in the decisions concerning, or the conduct of, operations on the Real Property. Grantor shall have sole responsibility for compliance with Applicable Law respecting existing conditions and its operations and activities on or relating to the Real Property. Holder shall not otherwise be considered an owner, operator, or arranger with respect to any and all actions, claims, costs, damages, expenses (including attorneys’ fees and legal costs), liabilities and responsibilities arising from or relating to activities or operations on or relating to the Real Property, including without limitation those under Applicable Law intended to protect or preserve the environment or reclaim the Real Property, to the extent raised against Holder based on this Agreement or Holder’s ownership of and interest in the Royalty.

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(c) Holder’s interest in Products on account of the Royalty shall become the property of Holder at the time of production of the Products and shall be held by Grantor in trust for Holder until the Royalty in respect of such Products are paid to Holder; and

(d) the Royalty will run with the title to the Real Property, bind the successors and permitted assigns of the Real Property and any disposition or transfer of the Real Property and all subsequent owners of and successors in title to the Real Property, or any interest therein, shall be subject to the Royalty.

2.5	Royalty Application. The Royalty shall apply to 100% of the interests of Grantor in the Property and all Products that are mined, produced, extracted, processed or otherwise recovered from the Property, in each case, to the extent Payable.

2.6	Detailed Statement. All Royalty payments shall be accompanied by detailed statements (including metals return statements, Processor preliminary/provisional reports and Processor final reports as soon as available) explaining the calculation thereof with any available settlement sheets from the Processor, and shall also include the following information: (i) settlement ounces, pounds or other quantities; (ii) the prices used for the calculation of the Royalty; (iii) any other pertinent information in sufficient detail to explain the calculation of the payment; and (iv) such other information as Holder may reasonably request.

2.7	Royalty Payments. Royalty payments will be due and payable quarterly on the tenth (10th) Business Day following the end of the calendar quarter in which Grantor first receives payment for the Sale of Product. Royalty payments will be paid in cash in US dollars by way of direct wire transfer to the account of Holder as Holder shall designate from time to time for this purpose.

2.8	No Obligation. Notwithstanding the terms of any other provisions herein, Grantor shall not be obligated to make any Royalty payment before Grantor has received or been credited with payment or other consideration for the sale or other disposition of, the Products upon which such Royalty payment is calculated, unless such failure to receive or be credited for payment in cash by Grantor or any of its Affiliates is due to intentional delay by Grantor or any of its Affiliates.

2.9	No Tax Deduction.

(a) All payments of any kind made in respect of this Agreement (in respect of the Royalty, interest or otherwise) shall be made in full without set-off or counterclaim, and free of and without deduction or withholding for any Taxes, provided that if an Obligor shall be required by law to deduct or withhold any Taxes from or in respect of any payment or sum payable to Holder, the payment or sum deliverable or payable shall be increased as may be necessary (“Additional Amounts”) so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.9), Holder receives an amount equal to the sum it would have received if no deduction or withholding had been made and the Obligors shall pay the full amount deducted to the relevant taxation or other authority in accordance with Applicable Law; provided that, no Additional Amounts with respect to any deduction or withholding for any U.S. federal Taxes imposed on amounts payable to Holder pursuant to a law in effect on the date on which such Holder first became a party hereto will be payable under this Section 2.9 to a Holder that acquired its interest in the Royalty pursuant to any assignment or transfer of the Royalty, in whole or in part, unless such Additional Amounts with respect to any such deduction or withholding for such Taxes would have been payable hereunder to such Holder’s assignor or transferor immediately before such Holder became a party hereto.

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(b)	If Holder becomes liable for any Tax, other than Excluded Taxes, imposed on any deliveries or payments under this Agreement, Grantor and BHMC shall jointly and severally agree to indemnify Holder for such Tax, and the indemnity payment shall be increased as necessary so that after the imposition of any Tax on the indemnity payment (including Tax in respect of any such increase in the indemnity payment), Holder shall receive the full amount of Taxes for which it is liable, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Grantor by Holder shall be conclusive absent manifest error.

(c)	If Holder determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Grantor or with respect to which Grantor has paid Additional Amounts pursuant to this Section or that, because of the payment of such Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to Grantor an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or Additional Amounts paid, by Grantor under this Section with respect to the Taxes giving rise to such refund or reduction), net of all reasonable out-of-pocket expenses of Holder, as the case may be, and without interest. Upon the reasonable request of Holder, Grantor shall repay the amount paid over to Grantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Holder if Holder is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require Holder to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to Grantor or any other person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(d)	If Holder is entitled to an exemption from or reduction of Taxes under the law of the jurisdiction in which Grantor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to any payments made in respect of this Agreement, Holder shall, at the request of Grantor, deliver to Grantor, at the time or times prescribed by Applicable Law or reasonably requested by Grantor, such properly completed and executed documentation prescribed by Applicable Law (if any) as will permit such payments to be made without withholding or at a reduced rate of withholding Taxes. In addition, Holder, if requested by Grantor, shall deliver such other documentation prescribed by Applicable Law (if any) or reasonably requested by Grantor as will enable Grantor to determine whether or not Holder is subject to withholding or information reporting requirements. Notwithstanding the foregoing, Holder shall not be required to deliver any documentation pursuant to this Section that Holder is not legally able to deliver.

(e)	Following the execution and delivery of this Agreement, each of the Parties will co-operate reasonably with the other Parties in implementing any proposed adjustments to the structure or terms of this Agreement to facilitate tax planning, provided that such adjustments have no material adverse impact on the non-proposing Party and that the costs of such adjustments shall be paid for by the proposing Party.

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2.10	Hedging Transactions, Futures, Options and Other Trading. No profits or losses resulting from any commodity futures trading, forward sale and/or purchase contracts, spot-deferred contracts, option contracts or trading, metals trading, precious metal loans, fixed price offtake agreements or other exchange, swap, forward, cap, collar, option or other hedging or similar agreement or any combination thereof, or any other similar transactions, by Grantor shall be subject to the Royalty and all such transactions by Grantor, and any profits or losses associated therewith, shall be solely for the account of Grantor engaging in such transactions and shall not be included in the calculation of the Royalty.

2.11	Default and Interest. If any payment required to be made by a Party hereunder is not made when due, then all unpaid amounts shall bear interest at a rate equal to Base Rate plus 5% per annum, compounded monthly on the last day of each month until such payment and accrued interest is paid in full. The rate of interest payable on such late payments will change simultaneously with changes in the Base Rate from time to time.

3	PERPETUITY

The Royalty shall be perpetual as shall be permitted by Applicable Law. If a court of competent jurisdiction determines that any provision hereof violates a legal rule against perpetuities, then such provision shall automatically be revised and reformed as necessary in order for the Royalty to terminate on the end of the maximum time permitted under Applicable Law for the Royalty to be valid.

4	Maintenance of Property and OPERATIONS

4.1	Maintenance of Existence and Property. Grantor shall:

(a) at all times do or cause to be done all things necessary to maintain its corporate or other entity existence and to obtain and, once obtained, maintain all Authorizations necessary to carry on its business and own its assets in the State of Idaho and each other jurisdiction in which it carries on business or in which its assets are located;

(b) at all times do or cause to be done all things necessary to maintain the Real Property in good standing, including paying or causing to be paid all Taxes owing in respect of the Project Assets, performing or causing to be performed all required assessment work thereon, paying or causing to be paid all maintenance fees and other amounts owing in respect of the Project Assets, paying or causing to be paid all rents and other payments in respect of leased properties forming a part thereof and otherwise maintaining the Real Property in accordance with Applicable Laws;

(c) not cause or allow to be registered or otherwise permit to exist any Encumbrance on the Project Assets, other than a Permitted Encumbrance; and

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	(d)	upon Grantor entering into any Permitted Secured Debt, shall cause the lender(s) or counterparties, as applicable, to deliver to Holder a letter addressed to Holder which acknowledges the intention and agreement between the Parties that the Royalty constitutes a real property interest in the Real Property and a covenant running with the land and burdening the Real Property.

4.2	Management of Mining Operations.

	(a)	Subject to the provisions of this Section 4, all decisions concerning methods, the extent, times, procedures and techniques of any exploration, construction, development and mining operations related to the Property and the Project Assets shall be made by Grantor in its sole and absolute discretion.

	(b)	Grantor shall ensure that all exploration, construction, development and mining operations and other activities in respect of the Property and the Project Assets will be performed in a commercially reasonable manner in compliance with Applicable Laws, Authorizations, Other Rights and in accordance with good mining, processing, engineering and environmental practices prevailing in the industry and on the same basis as if Grantor retained full economic interest in the Products. Grantor shall use all commercially reasonable and lawful efforts to obtain and, once obtained, maintain all Authorizations necessary to commence and continue development and mining operations on the Property. Grantor shall use all commercially reasonable efforts to ensure that all Products from the Property will be processed in a prompt and timely manner.

	(c)	Grantors shall use all commercially reasonable and lawful efforts to maintain and apply for and obtain any and all available renewals and extensions of the Property, Authorizations, Other Rights and any and all other necessary rights in respect of the Mine and, other than as expressly permitted by this Agreement, not abandon any of the Mine or allow or permit any of the Property, Authorizations, Other Rights or such other necessary rights referred to above to terminate or lapse.

	(d)	Grantor shall comply, and shall cause all operations and activities conducted at, on or in respect of the Mine to comply, with all Applicable Laws, all Authorizations and the terms and conditions of Other Rights.

	(e)	Grantor shall timely and fully perform, pay and observe, or cause to be performed, observed and paid, any and all liabilities and obligations required by any Applicable Laws, Authorizations or the terms and conditions of Other Rights or by any Governmental Authority for the reclamation, restoration or closure of any Project Asset or land used in connection with Grantor’s operations or activities at, on or in respect of the Mine or required under this Agreement.

4.3	Offtake

	(a)	Grantor shall ensure that, when Products that contain any marketable metal are to be Sold or otherwise disposed of, all such Products are sold by Grantor to a Processor pursuant to an Offtake Agreement.

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	(b)	Grantor shall ensure that all Offtake Agreements entered into by Grantor (or any other Bunker Hill Entity) shall be on commercially reasonable arm’s length terms and conditions for concentrates similar in make-up and quality to those derived from the Products, and shall include (i) industry standard reporting and payment settlement protocols, (ii) provisions that require the delivery of metals return statements, provisional and final settlement sheets and invoices and certificates for final shipped moisture content and analyses and assays evidencing the amount of Products, and (iii) provisions that require appropriate and separate sampling, assaying, weighing and moisture determination procedures so that Grantor and the applicable Processor can determine the grade or content of silver, lead, zinc and other metals in each delivery to a Processor.

	(c)	Grantor shall deliver all Products that include marketable metal to each Processor in such quantity, description and amounts and at such times and places as required under and in accordance with each Offtake Agreement.

	(d)	Grantor shall promptly provide to Holder confirmation of the terms of any such Offtake Agreement and, within 15 days after the execution thereof by each of the parties thereto, Grantor shall provide to Holder a final signed copy of such Offtake Agreement and use its commercially reasonable efforts to avoid any requirement for the redaction of any part thereof, failing which, such Offtake Agreement shall be provided subject to the redactions required by any such Offtake Agreements.

	(e)	Grantor shall take all commercially reasonable steps to enforce its rights and remedies under each Offtake Agreement with respect to any breaches of the terms thereof relating to the timing and amount of Processor settlements. Grantor shall notify Holder in writing when any dispute in respect of a material matter arising out of or in connection with any Offtake Agreement is commenced and shall provide Holder with timely updates of the status of any such dispute and the final decision and award of the court or arbitration panel with respect to such dispute, as the case may be.

4.4	Temporary Stockpiling. Grantor shall be entitled to stockpile, store or place ores or mined rock containing Products produced from the Property in any locations owned, leased or otherwise controlled by Grantor or any other Bunker Hill Entity or any Processor of such Products on or off the Real Property as reasonably required in connection with the Grantor’s operation of the Mine and provided the same are appropriately secured from loss, theft, tampering and contamination.

4.5	Tailings. All tailings, residues, waste rock, spoiled leach materials, bulk samples, and other materials (collectively the “Materials”) resulting from Grantor’s operations and activities on the Real Property shall be the sole property of Grantor but shall remain subject to the Royalty should the Materials be processed or reprocessed, as the case may be, in the future and result in the production and sale or other disposition of Products. Notwithstanding the foregoing, Grantor shall have the right to dispose of Materials from the Property on or off of the Real Property and to commingle the same (as provided herein) with materials from other properties. In the event Materials from the Property are processed or reprocessed, as the case may be, and regardless of where such processing or reprocessing occurs, the Royalty payable thereon shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

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4.6	Commingling. The Grantor and BHMC shall ensure that no Bunker Hill Entity or other Person processes other minerals through the Mine’s processing plant, or commingles such other minerals with, Products mined, produced, extracted or otherwise recovered from the Property, unless (i) the applicable Bunker Hill Entity has adopted and employs reasonable practices and procedures for weighing, determining moisture content, sampling and assaying and determining recovery factors (a “Commingling Plan”), such Commingling Plan to ensure the division of other minerals and Products for the purpose of determining the quantum of Products; (ii) Holder shall not be disadvantaged as a result of the processing of other minerals in priority to, or concurrently with, the Products, or the Parties, acting reasonably, shall have entered into an agreement to compensate Holder for any such disadvantage providing for a commensurate royalty or stream interest in such other minerals or another form of compensation (a “Compensation Agreement”); (iii) Holder has approved the Commingling Plan and, if applicable, the Compensation Agreement, such approval not to be unreasonably withheld; (iv) the Grantor and BHMC shall keep all books, records, data, information required by the Commingling Plan for the same period of time as is required by the applicable taxation authorities for the retention of financial records; and (v) the Grantor and BHMC shall keep all samples required by the Commingling Plan in accordance with Good Practice Standards. The Grantor and BHMC agree to revisit the Commingling Plan and the Compensation Agreement if Holder determines that circumstances have changed, in order to ensure that the Commingling Plan continues to provide for the accurate measurement of Products and the Compensation Agreement reasonably compensates Holder for any disadvantage. For greater certainty, the foregoing does not apply to the handling of Products by a Processor in accordance with its standard operating procedures and good industry practices.

4.7	Sampling, Assaying, Evaluating and Testing. Grantor shall have the right to mine and remove small amounts of ores, minerals and mineral resources constituting Products as is reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the minerals’ potential of the Property and Holder shall not be entitled to a Royalty payment in respect of any of such Products.

4.8	Tolling and Bulk Sample. Grantor shall not process or toll treat Products at any processing plant other than the Mine’s processing plant except (i) during such time as the Mine’s processing plant is being commissioned, and (ii) so long as no minerals are commingled with Products mined, produced, extracted or otherwise recovered from the Property, except in accordance with Section 4.6. The Grantor and such other tolling processor shall enter into a toll mining contract with respect to such tolling and keep all books, records, data, information and samples, in each case, in accordance with good mining and processing practices prevailing in the mining industry in the United States. The Royalty shall be payable on all such toll treated Products, bulk samples and other production where Grantor receives any proceeds from any Processor or other purchaser.

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4.9	Expropriation. In the event that the Real Property, or any interest thereof, is affected by an expropriation or notice or advice from any Governmental Authority of an intention to expropriate or a sale in lieu of expropriation, or any intention from any Governmental Authority to revoke, limit, suspend or refuse to renew any Mining Right, Grantor shall notify Holder in writing within five (5) Business Days after Grantor becomes aware of any such expropriation, notice or advice from any Governmental Authority. Unless Grantor, after having informed Holder of its intention to do so, contests forthwith upon receipt of such notice and in order to protect its own and Holder’s interests in the Real Property, Holder shall have the right (on advance notice to Grantor and if required by Grantor, in conjunction with Grantor) to make representations before any Governmental Authority in order to protect Holder’s interest in the Real Property. In the event that a Bunker Hill Entity or any Affiliate thereof receives directly or indirectly any payment, distribution or other valuable compensation as a consequence of or in respect of any act of expropriation relating to the Project Assets or the Bunker Hill Entities (to the extent of their interest in the Project Assets), Grantor and BHMC shall pay, or cause such other Bunker Hill Entity to pay, to Holder its proportionate share of such compensation (net of the reasonable fees and third party out-of-pocket expenses incurred by such Bunker Hill Entity in connection with the claim giving rise to the expropriation compensation) within 10 Business Days of receipt thereof.

4.10	Abandonment. At any time and from time to time, Grantor may elect to abandon, relinquish, allow to be forfeited or terminate or not renew its interest (collectively, the “Abandonment”) in all or any part or parts of the Real Property by giving notice to Holder of such election not less than ninety (90) days prior to the proposed date of Abandonment. The notice shall identify the portion of the Real Property which is proposed to be Abandoned. Upon expiry of such 90-day period, Grantor’s obligations hereunder in respect of such Abandoned interest shall terminate and thereafter the term “Property” will apply to those interests comprising the Property which have not been Abandoned by Grantor. In such event, if requested by Holder, Grantor shall execute documents transferring to Holder title to any part or parts of the Property which Grantor is Abandoning for and in consideration of the sum of One Dollar (U.S$1.00); however, such documents shall not contain representations, warranties or indemnities from Grantor and Grantor must obtain all approvals and consents required under Applicable Law or by any third Person or Governmental Authority.

4.11	Reacquired Interest. In the event Grantor or any Affiliate or any successor or assignee of it surrenders, allows to lapse or otherwise terminates its interest in any portion or all the Property and within a period of five (5) years from the date of such surrender, lapse or other termination, reacquires a direct or indirect interest in respect of the area covered by the former property, then the Royalty shall apply to such interest so reacquired. Grantor shall give written notice to Holder within ten (10) days of any acquisition or reacquisition thereof.

4.12	Insurance. Grantor will obtain and maintain with reputable insurance companies insurance in good standing with respect to the Project Assets and the operations conducted on and in respect of the Project Assets against such casualties, losses and contingencies and of such types and in such amounts as is customary for comparable projects (including insurance against Insurable Loss of Products prior to their Sale with Holder as a named insured). Where Grantor or any other Bunker Hill Entity receives payment under an insurance policy in respect of the Project Assets as a result of an event that does or is reasonably likely to materially reduce the amount of silver, lead or zinc produced from the Property in any one or more years, the Grantor shall either (i) use the such amount of the insurance payment as is necessary to fully rebuild or repair the Project Assets or any part thereof damaged as a result of the foregoing event, or (ii) pay to Holder its proportionate share of such insurance payment (net of the reasonable fees and third party out-of-pocket expenses incurred by such Bunker Hill Entity in connection with the claim giving rise to the insurance payment) within 10 Business Days of receipt thereof.

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5	INDEMNIFICATION

5.1	Responsibility for Property. Grantor shall be responsible for all costs, fines, damages, judgments, penalties or responsibilities (environmental and otherwise) in connection with the Real Property, its ownership and use of the Property and the other Project Assets and for any and all work performed in and on the Real Property.

5.2	Indemnity by Grantor and BHMC. Each of Grantor and BHMC jointly and severally agree to indemnify and save harmless Holder, its Affiliates and the directors, officers, employees and agents thereof from any Losses suffered or incurred by any of them as a result of, in respect of, or arising as a consequent of:

(a) any breach or inaccuracy of any representation or warranty of Grantor or BHMC contained in this Agreement, including the representations and warranties set out in Schedule “D”;

(b) any breach, including breach due to non-performance, by Grantor or BHMC of any covenant or agreement to be performed by either of them contained in this Agreement; or

(c) a claim brought by any third party against any of Holder, any of its Affiliates and any director, officer, employee or agent thereof in respect of:

(i) any failure by any Bunker Hill Entity to timely and fully perform all reclamation, restoration, waste disposal or other environmental or closure obligations with respect to the Real Property required by law or regulation, the terms and conditions of applicable licenses or by any Governmental Authority or otherwise to prevent liability in respect of all activities on the Real Property;

(ii) any failure or omission by Grantor which results in a violation of or liability under any present or future Applicable Law, Authorization and other regulatory requirement, policy or guideline in respect of all activities on the Real Property; or

(iii) any claims by third parties against Holder in respect of property damage or injury or death to persons arising out of Grantor’s activities on or with respect to the Real Property (but only to the extent that the gross negligence of any indemnified party or its authorized representatives did not cause or contribute to such property damage or injury or death).

5.3	Survival. This Section 5 shall survive termination of this Agreement.

6	registration; FURTHER ASSURANCES

6.1	Real Property Interest. The Parties intend that the Royalty will constitute a burden on and covenant that runs with the Real Property and an interest in the Mining Rights forming part of the Real Property and the Products (while contained in the Property) and all successions thereof or leases or tenures which may replace them, whether created privately or through governmental action, and including any leasehold interest.

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6.2	Registration of Agreement. The Parties agree that this Agreement or a notice of this Agreement (and any other similar document or documents as Holder may reasonably request that will have the effect of giving notice of the existence of the Royalty to third Persons, protecting Holders right to receive the Royalty, and securing payment of the Royalty and the covenants and obligations of Grantor under this Agreement) will be registered and recorded against the Real Property including the Mining Rights comprising the Property and any surface rights or other rights and interests relating thereto (the “Royalty Registration”), as applicable, with the appropriate public registry. The Royalty Registration shall rank in priority to any other royalties, streams of any nature or kind or similar interests in respect of the Real Property granted to other Persons, which shall be subordinate to the Royalty.

6.3	Further Assurances. Each of Grantor and BHMC covenants and agrees that it shall co-operate with the registration of the Royalty Registration and provide any required written consent or signature to any documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to accomplish such registration in order to ensure that any successor or assignee or other acquiror of the Real Property, or any interest therein, shall have public notice of the terms of this Agreement and in order to assist Holder in its efforts to register a restriction on title of the Real Property restricting the sale, assignment, transfer, conveyance, lease, license, charge, pledge, hypothecation or other disposition of the Real Property, in whole or in part, without compliance with the terms of this Agreement.

6.4	Costs and Fees. All costs and expenses incurred by Holder associated with the transactions contemplated herein, including costs and expenses related to the documentation or for the registration of the Royalty Registration or any modification of the Royalty Registration that may be required from time to time, will be for the account of Grantor.

6.5	Additional Mining Rights. Grantor shall promptly notify Holder in writing of (i) any additional Mining Rights in respect of the Primary Claims, the GGS Claims or the Residual Claims or any renewal, replacements, substitutions or modifications of any such Mining Rights, or any new or complementing Mining Rights derived from the current Mining Rights which form part of the Property (that is, such Mining Rights pertain to the Primary Claims, the GGS Claims or the Residual Claims) or any extension, replacements, substitutions or modifications of contractual rights included in the Property from time to time, including as a result of conversion of Mining Rights included in the Property.

6.6	Insolvency. The obligations of Grantor under this Agreement will not be discharged, prejudiced or affected by the occurrence of an Insolvency Event affecting any Bunker Hill Entity. Holder will not be required to commence or exhaust its remedies or exercise its rights against any Bunker Hill Entity before exercising its rights or remedies against any other Bunker Hill Entity.

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7	REPORTING, RECORDS AND AUDITS

7.1	Reporting. Grantor recognizes Holder needs to have a complete understanding of the Property. Regular information to be provided by Grantor to Holder shall include, but not be limited to:

	(a)	sufficient documentation to determine the Royalty, including refining invoices, weights, assays and other Offtake Sales Documents, including all documentation prepared by or sent to the Processor and, as applicable, any umpire, in connection with every shipment of Products to a Processor;

	(b)	monthly, quarterly and annual customary operational, exploration and financial reports, to be provided within ten (10) Business Days of completion, provided that monthly reports are only to be provided if, as and when prepared by or on behalf of an Obligor;

	(c)	promptly upon preparation thereof, reasonably detailed environmental reports, reports on safety and community matters, operational budgets, annual production forecast, and life of mine operating plans (and notice of any material change to the life of mine operating plan promptly following such change);

	(d)	annual reserve and resource reports prepared in accordance with NI 43-101 (as and when prepared);

	(e)	annual reports detailing reconciliation of resource model, mine grade control and process facilities;

	(f)	any other material engineering or economic studies (as and when prepared);

	(g)	on an annual basis, list of the Mining Rights underlying the Property or any changes from the prior year’s list;

	(h)	copies of all material contracts, studies or reports relating to the Real Property, the Mine or the Products that may be reasonably requested by Holder and promptly following the receipt thereof copies of any notice of default, termination or enforcement action under any such contract or occurrence of any other material event in respect of the Real Property or Mine;

	(i)	notice of any other material event concerning the Mine, the Project Assets, Grantor or BHMC including any force majeure, labour or civil disruption, actual or threatened material legal action, actual or threatened withdrawal of any material permit or third-party approval, any material human rights, community, health and safety, other social, animal welfare, conservation, other environmental, or corporate governance controversies or initiatives or any change in law materially impacting the Property; and

	(j)	within 90 days of the end of each fiscal year and to the extent prepared by management, Grantor shall deliver to Holder its unaudited, unconsolidated financial statements and to the extent prepared and delivered to any lender or other third party, its audited unconsolidated financial statements.

To the extent any of the foregoing information is published publicly on Grantor’s SEDAR profile or website, such publication shall constitute provision of such information to Holder.

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7.2	Records and Audits

	(a)	Grantor agrees to keep accurate records showing the amount of recovered Products produced by it from the Property. All Products produced from the Property shall be kept separate and distinct from minerals and/or mineral products produced by Grantor from properties other than the Property.

	(b)	Holder shall have the right, upon reasonable advance written notice to Grantor and/or BHMC, no more than once per calendar year, to inspect and perform audits of all books, records, financial data, technical data, information and materials relevant to the production and stockpiling of Products, the calculation and payment of the Royalty (subject to Section 7.3(b)), and/or ensuring compliance with the obligations, covenants, conditions and agreements contained herein; provided that such inspections shall not unreasonably interfere with Grantor’s or BHMC’s activities with respect to the Property.

	(c)	All books and records used by Grantor to calculate royalties due hereunder shall be kept in accordance with US GAAP.

	(d)	If any such audit or inspection reveals the Royalty payments for any calendar year are underpaid by more than five percent (5%) or there has been a material breach of any obligation, covenant, condition or agreement contained herein, Grantor shall reimburse Holder for its costs incurred in such audit or inspection and the annual limitation on audit rights shall be suspended until a period of two years passes without any audit discrepancy or following the remedy of any such breach, as applicable.

	(e)	Subject at all times to applicable work place rules and the supervision of Grantor, Holder and any Proposed Transferee of Holder shall be entitled to enter the mine workings and structures on the Real Property at reasonable times upon reasonable advance notice for inspection thereof, but Holder shall so enter at its own risk and shall indemnify and hold Grantor and its Affiliates harmless against and from any and all loss, costs, damage, liability and expense (including but not limited to reasonable attorneys’ fees and costs) by reason of injury or loss of life to Holder, such Proposed Transferee or their respective agents or representatives or damage to or destruction of any property of Holder, such Proposed Transferee or their respective agents or representatives while on the Real Property on or in such mine workings and structures, unless such injury, loss of life, damage, or destruction is a result, in whole or in part, of the negligence of Grantor.

7.3	Questions relating to Royalty Payments

	(a)	After receipt of each Royalty payment and Offtake Sales Documents delivered pursuant to Section 7.1(a) with respect thereto, Holder shall have the ability to question the accuracy of such Offtake Sales Documents or the accuracy of Grantor’s calculation of such Royalty payment from the information derived from such Offtake Sales Documents by notice to Grantor in writing. The notice will specify the items and/or amounts in question. Grantor and BHMC shall forthwith provide background information and documentation relating to the questioned amounts and work in good faith to resolve Holder’s questions.

26

	(b)	Holder must raise any questions relating to the accuracy of the information provided by Processor in such Offtake Sales Documents that is not derived from information provided by Grantor, within 60 days of the delivery of the Offtake Sales Documents prepared by the Processor and delivered pursuant to Section 7.1(a). If such questions are not resolved within such 60 day period, then the matter will be referred to independent external experts chosen by the Parties, whose assessment will be final and determinative of the accuracy of such information.

	(c)	If the Parties are unable to resolve any other questions relating to the accuracy of such Offtake Sales Documents or the calculation of the amount of Royalty payments to be credited or paid to Holder from time to time, then either Grantor or Holder may refer the matter to independent external experts chosen by the Parties, whose assessment will be final and determinative of the amount of the Royalty payments to be credited or paid to Holder.

	(d)	If such auditors’ assessment reveals that the amount of Royalty Payments hereunder was lesser by more than five percent (5%) than the Royalty Payments that were actually payable, Grantor and/or BHMC shall reimburse Holder for its reasonable costs incurred in such auditors’ inspection; otherwise, the said reasonable costs shall be for the account of Holder.

	(e)	This Section 7.3 will not limit or restrict Holder’s inspection or audit rights under Section 7.2 or Holder’s rights to dispute the amount of Royalty payments under Section 7.2 except with respect to the accuracy of the information provided by Processor in Offtake Sales Documents delivered pursuant to Section 7.1(a) that is not derived from information provided by Grantor.

7.4	Technical Reports

	(a)	If Grantor or any of its Affiliates prepares a technical report under NI 43-101 (or similar report) in respect of the Property, upon the reasonable written request of Holder, Grantor shall use commercially reasonable efforts to cause the author(s) of such report to provide, (i) a copy of such report to be addressed to Holder or any of its Affiliates, (ii) the relevant certificates and consents of the author(s) required in connection with the filing of and reference to such report to be provided to Holder or any of its Affiliates, and (iii) such other consents in connection with the use of or reliance upon such report by Holder or any of its Affiliates from time to time in its public disclosure as may be required by Holder.

	(b)	Notwithstanding the foregoing, if Holder or any of its Affiliates is required by applicable laws to prepare a technical report under NI 43-101 (or similar report) in respect of the Property and chooses to prepare its own technical report (or similar report), Grantor shall cooperate with and allow Holder and its authorized representatives to access technical information required to be reported under NI 43-101 pertaining to the Property and complete site visits at the Real Property so as to enable Holder or its Affiliates, as the case may be, to prepare the technical report (or similar report) in accordance with NI 43-101 (or any other applicable Canadian and/or US securities laws and/or stock exchange rules and policies governing the disclosure obligations of Holder or any of its Affiliates).

27

7.5	Mineral Resource or Mineral Reserve Estimates. Each time Grantor establishes a mineral resource or a mineral reserve estimate on any part of the Property or establishes a new mineral resource or a new mineral reserve estimate which is a material change to the prior mineral resource or mineral reserve estimate, Grantor shall provide Holder with such estimate as soon as practicable.

8	REPRESENTATIONS AND WARRANTIES

(a) Grantor and BHMC, each acknowledging that Holder is entering into this Agreement in reliance thereon, hereby makes, on and as of the date of this Agreement, except as otherwise specified in Schedule D, the representations and warranties to Holder set forth in Schedule D.

(b) Holder, acknowledging that Grantor and BHMC are entering into this Agreement in reliance thereon, hereby makes, on and as of the date of this Agreement, except as otherwise specified in Schedule E, the representations and warranties to Grantor and BHMC set forth in Schedule E.

9	CONFIDENTIALITY

9.1	Confidential Information

(a) Each Party (a “Receiving Party”) agrees that it shall maintain as confidential, and shall not disclose, and shall cause its employees, officers, directors, advisors, agents and representatives to maintain as confidential and not to disclose, the terms contained in this Agreement and all information (whether written, oral or in electronic format) received from the Party disclosing such information (the “Disclosing Party”) or reviewed by it as a result of or in connection with this Agreement (collectively, the “Confidential Information”), provided that a Receiving Party may disclose Confidential Information in the following circumstances:

(i) to its limited partners, investors, auditor, legal counsel, lenders, underwriters, investment bankers and technical consultants, and

(ii) to Persons with which it is considering or intends to enter into a transaction which would be permitted under Section 10 without the consent of the Disclosing Party under this Agreement (such Persons referred to in this clause (ii), the “Proposed Transferees”) for which such Confidential Information would reasonably be relevant (and to advisors and representatives of any such Person), provided that such disclosure is made on a need to know basis and that such Persons are advised of the confidential nature of the Confidential Information, undertake (in the case of Proposed Transferees, such undertaking to be in writing in favour of the Disclosing Party and consistent with the provisions of this Section 9.1) to maintain the confidentiality of it and are strictly limited in their use of the Confidential Information to those purposes necessary for such Persons to perform the services for which they were, or are proposed to be, retained by the Receiving Party or to consider or effect the applicable transaction, or to monitor their investments in the case of limited partners or investors, as applicable;

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(iii)	except in the case of Sections 9.1(c) and 9.2, where disclosure is necessary to comply with Applicable Laws, court order or regulatory request, provided that (x) such disclosure is limited to only that Confidential Information so required to be disclosed, and (y) the party required to disclose such Confidential Information shall promptly notify the other party in writing to permit the other party, at its own expense, to have an opportunity to contest or seek to obtain an injunction or protective order or other remedy restricting the disclosure of such Confidential Information and, where applicable, that the party requiring to disclose such Confidential Information has taken commercially reasonable efforts to avail itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled;

(iv)	for the purposes of the preparation and conduct of any arbitration or court proceeding commenced under Section 11 or any determination hereunder presided over by an independent external expert referred to in Section 7.3(b);

(v)	where disclosure is required under Applicable Laws in connection with any initial public offering or subsequent public offering of securities of any Bunker Hill Entity or of Holder or any Affiliate thereof;

(vi)	where such information is already available to the public other than by a breach of the confidentiality terms of this Agreement or is known by the Receiving Party prior to the entry into of this Agreement or obtained independently of this Agreement and the disclosure of such information would not breach any other confidentiality obligations to which the Receiving Party is subject;

(vii)	disclosure of information in accordance with Section 9.2;

(viii)	with the express written consent of the Disclosing Party, such approval not to be unreasonably withheld, conditioned or delayed; and

(ix)	to its Affiliates and those of its and its Affiliates’ directors, officers, employees, advisors and representatives who need to have knowledge of the Confidential Information and each such Person to whom the Confidential Information is disclosed is directed to comply with these terms of confidentiality (or is bound by professional obligations to maintain confidentiality).

29

	(b)	Each Party shall ensure that its Affiliates who receive Confidential Information pursuant to this Agreement and its and such Affiliates’ employees, directors, officers, advisors and representatives and those Persons listed in Section 9.1(a)(i) are made aware of this Section 9.1 and comply with the provisions of this Section 9.1. Each Receiving Party shall be liable to the Disclosing Party for any improper use or disclosure of such terms or information by such Persons.

	(c)	If in compliance with Applicable Laws or any Royalty Registration a Party is required to file this Agreement publicly, including on SEDAR or the applicable land registry, such Party shall notify the other Party of such requirement at least two Business Days prior to such filing, and the Parties shall consult with each other with respect to any proposed redactions to this Agreement in compliance with Applicable Laws before it is so filed. No Party shall publicly file this Agreement, including on SEDAR or any applicable land registry, without reasonable prior consultation with the other Party, provided that such reasonable prior consultation shall not prohibit a Party from publicly filing this Agreement, including on SEDAR or applicable land registry, redacted only to the extent such Party considers it permitted pursuant to Applicable Laws.

9.2	Press Release

	(a)	The Parties shall jointly plan and co-ordinate, and shall cause their respective Affiliates to jointly plan and coordinate, any public notices, press releases, and any other publicity concerning the entering into of this Agreement. None of the Parties or their Affiliates shall issue any such press release or make any public disclosure concerning the Mine, in the case of Holder, or this Agreement, in the case of the Bunker Hill Entities, before receiving the prior consent of the other Parties. Nothing in this Section 9.2 prohibits any Party or its Affiliates from making such public disclosure that is, in such Party’s reasonable judgment, required to meet timely disclosure obligations of any such Party or its Affiliates under Applicable Law and such disclosing Party has first used its commercially reasonable efforts to consult with the other Party with respect to the timing and content thereof. To the extent reasonably practicable, a copy of such disclosure shall be provided to the other Party at such time as it is made publicly available. The foregoing provisions of this Section 9.2(a) do not apply to the public disclosure referred to in Section 9.2(b).

	(b)	Holder and its Affiliates may reproduce in their public disclosure the reserve and resource disclosure relating to the Mine that has already been publicly released by the Bunker Hill Entities. The Bunker Hill Entities shall provide to Holder periodically upon request and Holder and its Affiliates shall be entitled to include in their public disclosure (i) information about the Mine of the type disclosed by Holder’s Affiliates in respect of other similar royalty or stream interests, including mineral reserves and mineral resources, and (ii) information regarding Royalty payments to be made. In addition, Holder’s Affiliates shall be entitled to include in their public disclosure information relating to Royalty payments made and the calculation thereof, but, for greater certainty, shall not be entitled to disclose details of Offtake Agreements and Processors.

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9.3	Parties. For the purposes of this Section 9, the Bunker Hill Entities are one Party and Holder is a second Party.

10	SUCCESSORS AND ASSIGNS

10.1	Binding Effect. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the Parties hereto and, where the context so permits, their respective successors and permitted assigns.

10.2	Assignment of Royalty. Holder may Transfer, pledge, hypothecate or otherwise convey this Agreement or all or any of its rights in the Royalty without any prior consent, provided such transferee or counterparty to such transaction agrees to be bound by the terms hereof and by all of the liabilities and obligations of Holder hereunder in the same manner and to the same extent as though such transferee was an original party hereto in the first instance, and upon delivery to BHMC and Grantor of such agreement to be bound, Holder shall be released from its obligations under this Agreement.

10.3	Assignment of Property. Neither BHMC, Grantor nor any of the other BHMC Subsidiaries may Transfer any of its interest in and to the Real Property in any manner whatsoever, nor assign, transfer or otherwise convey any of its interest in and to this Agreement, without Holder’s prior written consent, not to be unreasonably withheld, and in each case complying with the following:

(a) it shall be a condition of such Transfer that BHMC, Grantor and/or the other BHMC Subsidiaries, as applicable, Transfer all (but not less than all) of its interest in the Real Property and this Agreement and the transferee or other counterparty to such transaction (the “Property Transferee”) (A) first execute and deliver to Holder an instrument in writing pursuant to which such Property Transferee (i) agrees to be bound by the terms of this Agreement and by all of the liabilities and obligations of the transferor hereunder in the same manner and to the same extent as though the Property Transferee was an original party hereto in the first instance, without in any way derogating from clause (b) below, and (ii) consents and agrees to the continuation or reregistration of any restrictions registered pursuant to Section 6.2, and (B) ensure that all of its shareholders and each of their Ultimate Parent Company agree to be jointly and severally liable for the Property Transferee’s obligations under this Agreement in form and substance acceptable to Holder, acting reasonably;

(b) any such Transfer shall not relieve or discharge Grantor from any of its liabilities or obligations hereunder existing up to and including the date of such Transfer, and Holder may continue to look to Grantor for the performance thereof, it being understood that for any obligations or liabilities arising as of the date of the execution of the agreements provided for in Section 10.3(a), Grantor will have no further obligations or liabilities for the payment of the Royalty; and

(c) any Transfer which does not comply with the terms of this Agreement shall be null and void and of no force or effect.

31

10.4	Subsidiary Disposition. BHMC may not, directly or indirectly, Transfer any interest in the shares in the capital of Grantor in any manner whatsoever (each such transaction, a “Subsidiary Disposition”), without Holder’s prior written consent, not to be unreasonably withheld, and in each case complying with the following:

(a) it shall be a condition of such Subsidiary Disposition that the transferee or other counterparty to such transaction (in each case, the “Subsidiary Transferee”) ensure that each of the Subsidiary Transferees and each of their Ultimate Parent Company agree to be jointly and severally liable for the Property Transferee’s obligations under this Agreement in form and substance acceptable to Holder, acting reasonably.

(b) any Subsidiary Disposition which does not comply with the terms of this Agreement shall be null and void and of no force or effect.

10.5	Exceptions. Nothing in Section 10.3 restricts in any manner an amalgamation, merger or other form of corporate reorganization which is a bona fide business transaction that has the effect in law of the amalgamated or surviving corporation possessing, directly or indirectly, substantially all the property, rights and interests and being subject to substantially all the debts, liabilities and obligations of the transferring party.

11	Cooperation and Dispute Resolution

11.1	Consultation and Negotiation. Subject to Section 11.3, any dispute, claim, question, controversy or disagreement arising out of or relating to this Agreement or the breach, termination or validity hereof (each a “Dispute”) which has not been resolved by the Parties within the time frames specified herein (or where no time frames are specified, within 30 days of the delivery of written notice by either Party of such Dispute) shall be referred to the chief executive officer, general counsel or other individual of similar seniority and authority of each applicable Party for prompt resolution. For the purposes of this Section the Bunker Hill Entities are one Party and Holder is a second Party.

11.2	Dispute Resolution. Subject to Section 11.3, any such Dispute, which cannot be resolved by such individuals within 30 days after it has been so referred to them hereunder, including the determination of the scope or applicability of this Agreement to arbitrate, shall be settled by binding arbitration administered by the International Center for Dispute Resolution, and any Party may so refer such dispute, controversy or claim to binding arbitration. Such referral to binding arbitration shall be to one qualified arbitrator in accordance with the Arbitration Rules, which Arbitration Rules shall govern such arbitration proceeding. The place of arbitration shall be Toronto, Ontario, and the language of arbitration shall be English. The determination of such arbitrator shall be final and binding upon the Parties and the costs of such arbitration shall be as determined by the arbitrator. Judgment on the award may be entered in any court having jurisdiction. The Parties covenant and agree that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration. This Section 11 shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of competent jurisdiction.

11.3	Exceptions. The provisions of this Agreement providing for the resolution of Disputes shall not operate to prevent recourse to any court by Holder with respect to injunctions, receiving orders and orders regarding the detention, preservation and inspection of property, including, of the Real Property or any part(s) thereof, or whenever enforcement of an arbitration award reasonably requires access to any remedy which an arbitrator has no power to award or enforce. Each Bunker Hill Entity expressly attorns to such proceedings and waives any objections on the basis of jurisdiction, including forum non conveniens.

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12	GENERAL

12.1	Interpretation

Unless the context otherwise requires, in this Agreement:

	(a)	The headings to the Sections, subsections or clauses of this Agreement are inserted for convenience only and are not intended to affect the construction or interpretation hereof. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless otherwise specified, any reference herein to a Section or Schedule refer to the specified Section of or Schedule to this Agreement.

	(b)	Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

	(c)	The words “include”, “includes” and “including” mean “include”, “includes” or “including”, in each case, “without limitation”.

	(d)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document.

	(e)	A reference to writing includes a facsimile or electronic mail transmission and any means of reproducing words in a tangible and permanently visible form.

	(f)	Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

	(g)	If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, the remaining provisions will nevertheless be and remain valid and subsisting and the said remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

12.2	Currency

All dollar amounts expressed herein, unless otherwise specified, refer to lawful currency of the United States of America.

12.3	Entire Agreement

This Agreement including the Schedules together with the agreements and documents to be delivered pursuant hereto are the full expression of the Parties’ intentions and rights and the entire agreement between them and supersede, all prior agreements, understandings, negotiations and discussions whether oral or written of the Parties. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any other provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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12.4	Further Assurances

The Parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement.

12.5	Manner of Payment

All cash payments to be made to any Party may be made by wire transfer to a bank account the details of which are provided by the receiving Party to the sending party or by certified cheque or draft delivered to such Party at its address for notice purposes as provided herein.

12.6	Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of Idaho.

12.7	Time of the Essence

Time is of the essence in the performance of each obligation under this Agreement.

12.8	Counterparts

This Agreement may be executed in any number of counterparts and all such counterparts, taken together, will be deemed to constitute one and the same instrument. In addition, execution of this Agreement by either of the Parties may be evidenced by way of email transmission of such Party’s signature (which signature may be by separate counterpart) or a photocopy of such email transmission, and such emailed signature, or photocopy of such emailed signature, shall be deemed to constitute the original signature of such Party to this Agreement.

12.9	Notice

All notices and other communications under this Agreement will be in writing and may be delivered personally or transmitted by email as follows:

(a)	To Holder:

c/o Sprott Private Resource Streaming and Royalty (US Collector), LP
[Redacted]

Attention: [Redacted]
Email: [Redacted]

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(b)	To the BHMC and Grantor:

Bunker Hill Mining Corp.
82 Richmond St. East,
Toronto, Ontario
M5C 1P1

Attention: [Redacted]
Email: [Redacted]

Silver Valley Metals Corp.
1 Mine Road
Kellogg, Idaho 83837

Attention: [Redacted]
Email: [Redacted]

or to such addresses as each Party may from time to time specify by notice. Any notice will be deemed to have been given and received:

(i)	if personally delivered, then on the day of personal service to the recipient Party, provided that if such date is a day other than a Business Day such notice will be deemed to have been given and received on the first Business Day following the date of personal service;

(ii)	if sent by email transmission and successfully transmitted prior to 5:00 pm on a Business Day (recipient Party time), then on that Business Day, and if transmitted after 5:00 pm on the first Business Day immediately following the date of transmission.

(iii)	No Joint Venture, Mining Partnership, Commercial Partnership. This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between the Parties.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF this Agreement has been executed as of the date first above given.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

STATE OF CONNECTICUT	)
) ss.
County of ____________	)

This record was acknowledged before me on June ___, 2023 by Thomas Ulrich as Manager (type of authority) of Sprott Private Resource Streaming and Royalty (US GP), LLC on behalf of the partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR CONNECTICUT

Residing at

My Commission Expires

SILVER VALLEY METALS CORP.

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

BUNKER HILL MINING CORP.

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

STATE OF IDAHO	)
) ss.
County of _________	)

This record was acknowledged before me on _____________ by _____________________ as _____________________ (type of authority) of SILVER VALLEY METALS CORP. on behalf of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO

Residing at

My Commission Expires

STATE OF IDAHO	)
) ss.
County of _________	)

This record was acknowledged before me on _____________ by _____________________ as _____________________ (type of authority) of BUNKER HILL MINING CORP. on behalf of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO

Residing at

My Commission Expires

SCHEDULE A

MAPS OF PROPERTY

A-1

A-2

SCHEDULE B

DESCRIPTION OF MINING RIGHTS

Primary Claims

Claim Name	M.S. #	Section	Township	Range
Ace	2583	12	48 North	2 East
African	2624	13	48 North	2 East
Alla	1228	13	48 North	2 East
Allie	1229	13	48 North	2 East
Apex	3361	2	47 North	2 East
Arizona	1488	12	48 North	2 East
Band	2507	2	48 North	2 East
Bear	2081	13	48 North	2 East
Bee	2072	12	48 North	2 East
Berniece	1620	14	48 North	2 East
Beta	3471	13	48 North	2 East
Blue Bird	3361	2	47 North	2 East
Boer	2599	12	48 North	2 East
Bonanza Fraction	1228	13	48 North	2 East
Bought Again	1229	13	48 North	2 East
Brady	2584	12	48 North	2 East
Buckeye	2250	13	48 North	2 East
Butte	3361	2	47 North	2 East
Butternut	1916	13	48 North	2 East
Cariboo	1220	11	48 North	2 East
Carter	1466	14	48 North	2 East
Chain	2078	12	48 North	2 East
Cheyenne	2249	12	48 North	2 East
Chief No. 2	2862	11	48 North	2 East
Club	2583	12	48 North	2 East
Combination	2072	12	48 North	2 East
Confidence	2328	12	48 North	2 East
Coxey	1466	14	48 North	2 East
Cypress	2429	12	48 North	2 East
Deadwood	1466	11	48 North	2 East
Debs	1466	11	48 North	2 East
Dewey	2081	13	48 North	2 East
Diamond	2583	12	48 North	2 East
Drew	2587	13	48 North	2 East
East	1228	13	48 North	2 East
Emily Grace	2587	13	48 North	2 East
Emma	550	12	48 North	2 East
Ethel	2966	11	48 North	2 East

B-1

Claim Name	M.S. #	Section	Township	Range
Evans	2611	12	48 North	2 East
Excelsior	1356	11	48 North	2 East
F	2587	24	48 North	2 East
Flagstaff	2328	12	48 North	2 East
Flagstaff No. 2	2921	12	48 North	2 East
Flagstaff No. 4	2921	12	48 North	2 East
Foster	2587	13	48 North	2 East
Good Luck	1220	11	48 North	2 East
Goth	3214	2	48 North	2 East
Grant	2599	12	48 North	2 East
Grant	2599	12	48 North	2 East
Gun	2611	18	48 North	3 East
Gus	2624	13	48 North	2 East
Hamilton	1466	14	48 North	2 East
Hamilton Fraction	1619	11	48 North	2 East
Hard Cash	1466	11	48 North	2 East
Harrison	1664	11	48 North	2 East
Hawk	2072	12	48 North	2 East
Heart	2511	12	48 North	2 East
Helen Marr	2452	12	48 North	2 East
Hemlock	2452	13	48 North	2 East
Hickory	2432	13	48 North	2 East
Homestake	1916	13	48 North	2 East
Hornet	1325	12	48 North	2 East
Idaho	2072	12	48 North	2 East
Iowa	2072	12	48 North	2 East
Ironhill	1228	13	48 North	2 East
Ito	2081	13	48 North	2 East
Jack	2511	12	48 North	2 East
Jersey Fraction	1220	12	48 North	2 East
Josie	1229	13	48 North	2 East
K-24	2080	14	48 North	2 East
K-4	2080	14	48 North	2 East
K-40	2587	24	48 North	2 East
Katherine	2966	11	48 North	2 East
Key	2511	12	48 North	2 East
King	1325	12	48 North	2 East
Kirby Fraction	2654	12	48 North	2 East
Lackawana	614	13	48 North	2 East
Lacrosse	1228	13	48 North	2 East
Last Chance	551	12	48 North	2 East

B-2

Claim Name	M.S. #	Section	Township	Range
Likely	1298	12	48 North	2 East
Lilly May	2587	12	48 North	2 East
Lincoln	2187	12	48 North	2 East
Lucia	3390	14	48 North	2 East
Lucky Chance	1349	18	48 North	3 East
Maine	2626	11	48 North	2 East
Manchester	2966	11	48 North	2 East
Maple	1229	13	48 North	2 East
Marblehead	3390	10	48 North	2 East
Margaret	3390	14	48 North	2 East
Mashonaland	1227	13	48 North	2 East
Mattabelaland	1227	13	48 North	2 East
McClellan	2654	12	48 North	2 East
McClelland	1681	11	48 North	2 East
Miles	2654	12	48 North	2 East
Miners Delight	1228	13	48 North	2 East
Missouri	2080	14	48 North	2 East
Mountain King	1620	14	48 North	2 East
Mountain Queen	1620	14	48 North	2 East
Nancy B.	3390	11	48 North	2 East
Nellie	2583	11	48 North	2 East
Nevada	1466	14	48 North	2 East
New Era	1527	12	48 North	2 East
96	1715	11	48 North	2 East
No. 1	2587	24	48 North	2 East
No. 2	2587	24	48 North	2 East
No. 3	1357	11	48 North	2 East
No. 4	1357	11	48 North	2 East
No Name	1228	13	48 North	2 East
Norman	2368	11	48 North	2 East
Oakland	569	11	48 North	2 East
Offset	1229	13	48 North	2 East
Ollie McMillin	1228	13	48 North	2 East
Ontario Fraction	755	11	48 North	2 East
Oregon	2274	15	48 North	3 East
Overlap	2052	12	48 North	2 East
Oyama	2081	13	48 North	2 East
Olympia	3390	10	48 North	2 East
Packard	1413	2	48 North	2 East
Phil	3390	14	48 North	2 East
Phillippine	1663	2	48 North	2 East

B-3

Claim Name	M.S. #	Section	Township	Range
Pitt	2654	12	48 North	2 East
Princess	1633	11	48 North	2 East
Quaker	1414	2	48 North	2 East
Queen	2511	12	48 North	2 East
Rambler	1041	11	48 North	2 East
Republican Fraction	959	12	48 North	2 East
Roman	2583	11	48 North	2 East
Rookery	1229	13	48 North	2 East
Roy	2624	13	48 North	2 East
Royal Knight	1639	11	48 North	2 East
S-11	2081	13	48 North	2 East
S-12	2081	13	48 North	2 East
S-13	2081	13	48 North	2 East
Sampson	1328	13	48 North	2 East
Sampson	2081	13	48 North	2 East
San Carlos	750	12	48 North	2 East
Sarnia	2081	13	48 North	2 East
Scelinda No. 1	2921	1	48 North	2 East
Scelinda No. 2	2921	1	48 North	2 East
Scelinda No. 3	2921	1	48 North	2 East
Scelinda No. 4	2921	1	48 North	2 East
Scelinda No. 5	2921	1	48 North	2 East
Scelinda No. 7	2921	1	48 North	2 East
Scelinda No. 8	2921	1	48 North	2 East
Schofield	1228	13	48 North	2 East
Skookum	615	12	48 North	2 East
Scorpion Fraction	2072	12	48 North	2 East
Sierra Nevada	554	12	48 North	2 East
Silver	2587	13	48 North	2 East
Silver King	1639	11	48 North	2 East
Sims	2186	12	48 North	2 East
Sold Again Fraction	933	12	48 North	2 East
Southern Beauty	1620	14	48 North	2 East
Spade	2583	12	48 North	2 East
Spokane	2509	12	48 North	2 East
Spruce Fraction	2432	13	48 North	2 East
Stemwinder	1830	12	48 North	2 East
Stopping	1227	13	48 North	2 East
Stuart No. 2	2966	11	48 North	2 East
Stuart No. 3	2966	11	48 North	2 East
Sugar	2862	11	48 North	2 East

B-4

Claim Name	M.S. #	Section	Township	Range
Sullivan	2966	11	48 North	2 East
Summit	1228	13	48 North	2 East
Susie	1229	13	48 North	2 East
Taft	2611	18	48 North	3 East
Teddy	2511	12	48 North	2 East
Timothy Fraction	2274	18	48 North	3 East
Tip Top	1041	11	48 North	2 East
Trump	2624	13	48 North	2 East
Tyler	546	12	48 North	2 East
Utah	1882	12	48 North	2 East
Viola	562	12	48 North	2 East
Washington	2072	12	48 North	2 East
Waverly	1620	14	48 North	2 East
Wheelbarrow	1526	12	48 North	2 East
William Lambert Fraction	1945	2	48 North	2 East
Yale	2611	13	48 North	2 East
Zululand	1227	13	48 North	2 East

This Primary Claims set contains all resource material included in the 2021 PEA Mineral Resource Estimate, as well as those areas listed in the historic 1991 reserves. Due to the inconsistent orientation and nature of the mineralization underlying the above parcels, the Primary Royalty rate will be applied to all extracted and processed mineralized material lying under and within Primary Claims’ area, up to 90 degrees nadir along the Primary Claims’ boundaries.

In order to accommodate the down-dip potential on structures included within the 2021 PEA Mineral Resource Estimate and historic 1991 historic reserves report, all material processed interstitial to existing development, along strike but within the Primary Claims’ boundary restrictions listed in the above paragraph, and continuously down-dip to the termination of the structure, the following zones will constitute Primary Claims and be assigned a 1.85% royalty rate: Shea, Tallon, Ike/Truman, Emery, J, Mac, Francis/FW Francis. These names are taken to be the names used during past production and denote discrete mineralized structures.. This rule is added to the overlying royalty rate’s material restrictions to reflect a more typical “Apex Law” situation for tabular mineralized zones and applies only to those structures listed above. Splays and associated structures that connect geologically to those listed above will receive the Primary Royalty rate of the main structure.

B-5

GGS Claims

Claim Name	M.S. #	Section	Township	Range
Adath	2976	22	48 North	2 East
Alykris	2976	22	48 North	2 East
Anna Laura	2976	22	48 North	2 East
Atlas	2976	22	48 North	2 East
Atlas No. 1	2976	22	48 North	2 East
B	2587	24	48 North	2 East
Battleship Oregon	3390	14	48 North	2 East
Black	2081	13	48 North	2 East
Brown	2081	13	48 North	2 East
Charly T.	3390	14	48 North	2 East
E	2587	24	48 North	2 East
Edna	2587	13	48 North	2 East
85	2077	15	48 North	2 East
Fraction	2976	22	48 North	2 East
Gay	2976	22	48 North	2 East
Hoover No. 1	2975	13	48 North	2 East
Hoover No. 2	2975	13	48 North	2 East
Hoover No. 3	2975	13	48 North	2 East
Hoover No. 4	2975	13	48 North	2 East
Hoover No. 5	2975	13	48 North	2 East
Iowa No. 2	2077	15	48 North	2 East
K-1	2080	14	48 North	2 East
K-10	2077	15	48 North	2 East
K-11	2077	15	48 North	2 East
K-12	2077	15	48 North	2 East
K-13	2077	15	48 North	2 East
K-14	2080	14	48 North	2 East
K-15	2080	14	48 North	2 East
K-16	2077	14	48 North	2 East
K-17	2077	15	48 North	2 East
K-2	2080	14	48 North	2 East
K-25	2080	14	48 North	2 East
K-26	2080	14	48 North	2 East
K-27	2080	14	48 North	2 East
K-28	2077	15	48 North	2 East
K-3	2080	14	48 North	2 East
K-30	2077	14	48 North	2 East
K-31	2077	14	48 North	2 East
K-32	2077	22	48 North	2 East

B-6

Claim Name	M.S. #	Section	Township	Range
K-33	2080	23	48 North	2 East
K-34	2080	23	48 North	2 East
K-35	2080	23	48 North	2 East
K-36	2080	23	48 North	2 East
K-37	2080	23	48 North	2 East
K-38	2080	23	48 North	2 East
K-5	2080	14	48 North	2 East
K-7	2080	14	48 North	2 East
K-8	2080	14	48 North	2 East
K-9	2080	14	48 North	2 East
Kansas	2080	14	48 North	2 East
Lilly May	2587	12	48 North	2 East
Little Ore Grande	2977	23	48 North	2 East
Mabundaland	1227	13	48 North	2 East
Medium	2587	13	48 North	2 East
Missouri No. 2	2077	15	48 North	2 East
91	2077	15	48 North	2 East
92	2077	15	48 North	2 East
No. 1	2587	24	48 North	2 East
No. 2	2587	24	48 North	2 East
North Midland	3108	24	48 North	2 East
Orbit	3097	23	48 North	2 East
Ore Grande No. 1	2977	23	48 North	2 East
Ore Grande No. 2	2977	23	48 North	2 East
Ore Grande No. 3	2977	23	48 North	2 East
Ore Grande No. 4	2977	23	48 North	2 East
Ore Grande No. 5	2977	23	48 North	2 East
Ore Shoot	3097	23	48 North	2 East
Oreano	3097	23	48 North	2 East
Orient	3097	23	48 North	2 East
Oriental Orphan	3097	23	48 North	2 East
Orpheum	3097	23	48 North	2 East
Panorama	2976	23	48 North	2 East
Penfield	2587	13	48 North	2 East
Red Deer	2976	22	48 North	2 East
S-10	2081	13	48 North	2 East
Setzer	2976	22	48 North	2 East
Texas	2080	14	48 North	2 East

The GGS Royalty rate will apply to all GGS Claims either partly or wholly-covered by the ground geophysical survey announced on June 16, 2021

B-7

Residual Claims

Claim Name	M.S. #	Section	Township	Range
A	2587	24	48 North	2 East
Alfred	1628	2	48 North	2 East
Anaconda	3361	2	47 North	2 East
Apex No. 2	3361	1	47 North	2 East
Apex No. 3	3361	1	47 North	2 East
Army	3096	22	48 North	2 East
Asset	2611	12	48 North	2 East
Baby (1/6th interest)	2856	3	47 North	2 East
Black Diamond	3423	10	48 North	3 East
Blue Grouse	3361	2	47 North	2 East
Bob White	3361	2	47 North	2 East
Bonanza King Millsite	2868	8	48 North	3 East
Brooklyn	2201	10	48 North	2 East
Butte Fraction	3361	2	47 North	2 East
C	2587	24	48 North	2 East
Carbonate	3423	3	48 North	3 East
Castle	3503	17	48 North	2 East
Childs	2611	12	48 North	2 East
Comstock	1345	18	48 North	3 East
Cougar	3361	2	47 North	2 East
D	2587	24	48 North	2 East
Daisy	1345	18	48 North	3 East
Dandy	1345	18	48 North	3 East
Danish	1503	2	48 North	2 East
East Midland	3108	19	48 North	3 East
Eli	2611	18	48 North	3 East
Enterprise	3423	3	48 North	3 East
Enterprise Extension	3423	10	48 North	3 East
Evening Star	2274	15	48 North	3 East
Evening Star Fraction	2274	15	48 North	3 East
Fairview	621	18	48 North	3 East
Flagstaff No. 3	2921	12	48 North	2 East
Galena	3361	1	47 North	2 East
Gelatin	3423	10	48 North	3 East
Giant	3423	3	48 North	3 East
Good Enough	1628	2	48 North	2 East
Huckleberry No. 2	3361	2	47 North	2 East
Jackass	586	13	48 North	2 East
Jessie	1345	18	48 North	3 East
Julia	1345	18	48 North	3 East
Justice	1345	18	48 North	3 East

B-8

Claim Name	M.S. #	Section	Township	Range
K-18	2077	15	48 North	2 East
K-19	2077	15	48 North	2 East
K-20	2077	15	48 North	2 East
K-21	2077	14	48 North	2 East
K-22	2077	14	48 North	2 East
K-23	2077	15	48 North	2 East
K-29	2077	15	48 North	2 East
K-39	2077	15	48 North	2 East
K-6	2080	14	48 North	2 East
Keystone (1/6th interest)	2856	3	47 North	2 East
L-1	3214	2	48 North	2 East
L-2	3214	9	48 North	2 East
L-3	3214	9	48 North	2 East
Leopard	3361	2	47 North	2 East
Lesley	2977	23	48 North	2 East
Lesley No. 2	2977	23	48 North	2 East
Lesley No. 3	2977	23	48 North	2 East
Long John	3214	7	48 North	3 East
Lydia Fraction	1723	2	48 North	2 East
Lynx	3361	35	47 North	2 East
Mabel	1723	2	48 North	2 East
MacBenn	3361	2	47 North	2 East
Maggie	1628	2	48 North	2 East
Manila	1723	2	48 North	2 East
Marin	3361	2	47 North	2 East
Marko	3051	7	48 North	3 East
Maryland	2274	15	48 North	3 East
McRooney	2966	11	48 North	2 East
Midland	3108	19	48 North	3 East
Midland No. 1	3108	24	48 North	2 East
Midland No. 3	3108	24	48 North	2 East
Midland No. 4	3108	24	48 North	2 East
Midland No. 5	3108	24	48 North	2 East
Midland No. 6	3108	24	48 North	2 East
Midland No. 7	3108	24	48 North	2 East
Midland No. 8	3108	24	48 North	2 East
Milo Millsite	2869	44790	48 North	3 East
Minnesota	2077	15	48 North	2 East
Missing Link	2587	24	48 North	2 East

B-9

Claim Name	M.S. #	Section	Township	Range
Monmouth	2274	15	48 North	3 East
Monte Carlo No. 1	3177	18	48 North	3 East
Monte Carlo No. 2	3177	18	48 North	3 East
Monte Carlo No. 3	3177	44760	48 North	3 East
Monte Carlo No. 4	3177	44760	48 North	3 East
Monte Carlo No. 5	3177	18	48 North	3 East
Navy	3096	22	48 North	2 East
New Jersey	2201	10	48 North	2 East
Nick	2611	18	48 North	3 East
North Wellington	2977	23	48 North	2 East
O.K.	1723	2	48 North	2 East
O.K. Western	1723	2	48 North	2 East
Ophir	1345	18	48 North	3 East
Oracle	3097	23	48 North	2 East
Oregon	2072	12	48 North	2 East
Oregon No. 2	2274	15	48 North	3 East
Ox	2611	18	48 North	3 East
Peak	2587	24	48 North	2 East
Pete	3389	10	48 North	2 East
Pheasant	3361	2	47 North	2 East
Prominade	3389	10	48 North	2 East
Reeves	1412	2	48 North	2 East
Robbin	3361	2	47 North	2 East
Rolling Stone	619	18	48 North	3 East
Rolling Stone	3423	10	48 North	3 East
Ruth	2611	18	48 North	3 East
S-9	2081	13	48 North	2 East
Sam	3389	10	48 North	2 East
Schute Fraction	2201	10	48 North	2 East
Sherman	2611	12	48 North	2 East
Silver Chord	2274	15	48 North	3 East
Silver King Millsite	3563	2	48 North	2 East
Simmons	2611	12	48 North	2 East
Snowline	2587	25	48 North	2 East
Sonora	3361	2	47 North	2 East
Spokane Central No. 1	3472	19	48 North	3 East
Spokane Central No. 2	3472	20	48 North	3 East
Spokane Central No. 3	3472	20	48 North	3 East
Spokane Central No. 4	3472	20	48 North	3 East
Spokane Central No. 5	3472	20	48 North	3 East
Spring	3298	15	48 North	3 East

B-10

Claim Name	M.S. #	Section	Township	Range
Star	2081	13	48 North	2 East
Sullivan Extension	1228	13	48 North	2 East
Sunny	1723	2	48 North	2 East
Switzerland	2966	11	48 North	2 East
V.M. No. 1	3051	7	48 North	3 East
V.M. No. 2	3051	7	48 North	3 East
Van (1/6th interest)	2856	3	47 North	2 East
Venture	3164	2	48 North	2 East
Walla Walla	1345	18	48 North	3 East
Wellington	2977	23	48 North	2 East
Whippoorwill	1723	2	48 North	2 East
Woodrat (1/6th interest)	2856	3	47 North	2 East
Yreka No. 10	2587	19	48 North	3 East
Yreka No. 11	2587	19	48 North	3 East
Yreka No. 12	2587	30	48 North	3 East
Yreka No. 13	2587	30	48 North	3 East
Yreka No. 14	2587	30	48 North	3 East
Yreka No. 15	2587	30	48 North	3 East
Yreka No. 16	2587	30	48 North	3 East
Yreka No. 17	2587	30	48 North	3 East
Yreka No. 18	2587	30	48 North	3 East
Yreka No. 19	2587	30	48 North	3 East
Yreka No. 20	2587	30	48 North	3 East
Yreka No. 21	2587	30	48 North	3 East
Yreka No. 22	2587	24	48 North	2 East
Yreka No. 23	2587	19	48 North	3 East
Yreka No. 24	2587	19	48 North	3 East
Yreka No. 25	2587	24	48 North	2 East
Yreka No. 26	2587	19	48 North	3 East
Zeke	3389	10	48 North	2 East

B-11

SCHEDULE C

PERMITTED ENCUMBRANCES

1.	Encumbrances disclosed in Section (29) of the Disclosure Letter

2.	The Encumbrance disclosed in Section (13) of the Disclosure Letter

C-1

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF GRANTOR AND BHMC

Each of Grantor and BHMC (collectively, the “Obligors”) hereby represents and warrants as follows to Holder, and acknowledges and agrees that Holder is relying upon such representations and warranties in connection with entering into of this Agreement:

Corporate Organization and Authority

1.	Each Obligor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all filings required by law to maintain its existence; in particular, BHMC is a corporation incorporated under the laws of Nevada and Grantor is a corporation incorporated under the laws of Idaho.

2.	Each Obligor is qualified to do business and is in good standing in all jurisdictions in which the nature of its business as now being or as proposed to be conducted makes such qualification necessary and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.

3.	Each Obligor has the requisite corporate power, capacity and authority to: (i) own its property and assets and conduct its business; and (ii) enter into the Agreement and such other documents as may be necessary or appropriate to give effect to the terms hereof, to perform its obligations hereunder and complete the transactions contemplated hereby.

4.	The execution and delivery of the Agreement by each Obligor and the completion of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of such Obligor. This Agreement has been duly and validly executed and delivered by such Obligor, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms thereof, except to the extent enforcement may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies, injunctive relief and/or specific performance may be granted in the discretion of a court of competent jurisdiction.

5.	BHMC owns legally and beneficially all of the issued and outstanding stock of Grantor (the “Capital Stock”) as set forth in Section (5) of the Disclosure Letter free and clear of any Encumbrances. The corporate structure and organization chart of the Obligors set forth in Section (5) of the Disclosure Letter accurately reflects, as of the date hereof, the direct and indirect ownership of all of the Capital Stock of Grantor. Other than as set forth in Section (5) of the Disclosure Letter, no Person has any agreement, option, right of first refusal or right, title or interest or any right (including a right of conversion of Indebtedness) that is or will become an agreement, option, right of first refusal or right, title or interest, in or to all or any part of the Capital Stock of Grantor. There are no shareholders’ agreement or shareholders’ declaration in effect with respect to the Obligors or their respective shares or other equity interests.

6.	Each Obligor is entering into and performing its obligations under this Agreement, on its own account and not as trustee or a nominee of any other Person.

D-1

7.	The principal place of business and chief executive office of each Obligor as of the date hereof is set out in Section (7) of the Disclosure Letter.

8.	No Obligor has suffered an Insolvency Event and the Obligors are not aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event with respect to it.

9.	Each of the Obligors’ corporate records are complete and accurate in all material respects, and true and correct copies of same have been made available to Holder.

10.	The financial books, records and accounts of each of the Obligors: (i) are complete and accurate in all material respects; (ii) are stated in reasonable detail; and (iii) accurately and fairly reflect all the material transactions, acquisitions and dispositions of each of the Obligors.

11.	BHMC’s audited consolidated financial statements for the fiscal year ended December 31, 2022, including the consolidated balance sheets, statements of loss and comprehensive loss, cash flows and changes in shareholders’ deficiency and the notes thereon and the unaudited interim consolidated financial statements for the three months ended March 31, 2023 (collectively, the “Current Financial Statements”), have been prepared in accordance with US GAAP. The Current Financial Statements fairly present in all material respects the financial condition and results of operations of Grantor and BHMC, on a consolidated basis, as at the respective dates specified therein and for the periods then ended. The Obligors have not effected any material change in its accounting methods, principles or practices since the date of the Current Financial Statements. The Obligors do not intend to correct or restate, nor, to the knowledge of the Obligors, is there any basis for any correction or restatement of, any aspect of the Current Financial Statements. Other than as set out in Section (11) of the Disclosure Letter, each Obligor is neither a party to, nor had a commitment to become a party to, any material off balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of Grantor, BHMC or any subsidiary of the Obligors with unconsolidated entities. MNP LLP is the current auditor of BHMC and is “independent” of the Obligors within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario. There has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) (“NI 51-102”) with the present or any former auditor of the Obligors.

12.	Since the end date of its Current Financial Statements, the Obligors:

(a)	have conducted its business only in the ordinary course of business and no Material Adverse Effect has occurred; and

(b)	have not incurred any Indebtedness which is not shown or reflected in the most recent interim financial statements provided to Holder or in Section (12) of the Disclosure Letter.

D-2

Tax Matters

13.	(a)	Taxes:

(i)	All material Taxes due and payable by each of the Obligors (whether or not shown due on any Tax returns and whether or not assessed (or reassessed) by the appropriate Governmental Authority) have been timely paid.

(ii)	All Tax returns required by Applicable Law to be filed by or with respect to the Obligors have been properly prepared and timely filed and all such Tax returns (including information provided therewith or with respect thereto) are true, complete and correct in all material respects, and no material fact or facts have been omitted therefrom which would make any such Tax returns misleading.

(b)	As of the date hereof, no audit or other proceeding by any Governmental Authority is pending or, to the knowledge of the Obligors, threatened with respect to any Taxes due from or with respect to the Obligors, and no Governmental Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes against either of the Obligors. As of the date hereof, there are no matters under discussion, audit or appeal or in dispute with any Governmental Authority relating to Taxes.

(c)	Other than as set out in Section (13) of the Disclosure Letter, no Governmental Authority of a jurisdiction in which the Obligors do not file Tax returns has made any written claim that either of the Obligors are or may be subject to taxation by such jurisdiction. To the knowledge of the Obligors, there is no basis for a claim that the Obligors is subject to Tax in a jurisdiction in which the Obligors do not file Tax returns. As of the date hereof, each of the Obligors only file Tax returns in the jurisdictions in which it is incorporated or organized and in any jurisdiction in which it carries on any material business.

(d)	As of the date hereof, there are no reassessments of Taxes for the Obligors that have been issued and are under dispute, and the Obligors have not received any communication from any Governmental Authority that an assessment or reassessment is proposed in respect of any Taxes.

(e)	To the knowledge of the Obligors, each of the Obligors have withheld or collected any material Taxes that are required by Applicable Law to be withheld or collected and have paid or remitted, on a timely basis, the full amount of any Taxes that have been withheld or collected, and are due, to the applicable Governmental Authority.

Non-Contravention

15.	Subject to Section (15) of the Disclosure Letter, none of the execution and delivery of the Agreement, or the completion of the transactions contemplated hereby, by each Obligor, will (i) require that a consent be obtained or a notice be provided under or result in or constitute a breach or default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on it or its assets, (ii) violate the terms of its constating documents, (iii) require that a consent be obtained or a notice be provided under or violate any Applicable Law or any Authorization or the material terms and conditions of any Other Rights, or result in any modification, revocation, alteration or transfer of any Authorization or Other Right, (iv) result in the imposition of any Encumbrance on the Project Assets, or (v) contravene any judgment, order, writ, injunction or decree of any Governmental Authority.

D-3

16.	No Obligor is in breach of or default under, and no event has occurred that, with the passage of time or notice, or both, would constitute or would reasonably be expected to constitute such a breach of or default under, any agreement, mortgage, bond or other instrument to which it is a party or which is binding on it or its assets, other than a breach or default or event that would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Obligors, there is no breach or default by any counterparty thereto or inability of any counterparty thereto to perform its obligations thereunder which has, individually or in the aggregate, a Material Adverse Effect.

Regulatory Compliance

17.	No consents, approvals or permissions are required to be obtained by, nor any filings made with any Governmental Authority by any Obligor in connection with the execution and delivery or the performance by it of this Agreement, or in respect of its obligations hereunder, other than as set forth in Section (17) of the Disclosure Letter.

18.	Each Obligor has conducted and is conducting its respective business in compliance in all material respects with Applicable Laws.

19.	No Obligor nor, to the knowledge of the Obligors, any director, officer, manager, member, employee, consultant, representative or agent thereof, acting on its behalf has violated (i) the Corruption of Foreign Public Officials Act (Canada), the Bribery Act (United Kingdom), the Foreign Corrupt Practices Act (United States), and all other anti-bribery, and anti-corruption Applicable Laws, whether within Canada, the United States or to the extent applicable to any Obligor, elsewhere, including any regulations, guidelines or orders thereunder (collectively, the “Anti-Bribery Laws”); and (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws, whether within Canada, the United States and, to the extent applicable to any Obligor, elsewhere, including any regulations, guidelines or orders thereunder (collectively, the “Anti-Money Laundering Laws”). No Obligor nor, to the knowledge of Grantor and BHMC, any director, officer, employee, consultant, representative or agent thereof acting on its behalf, has made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing Anti-Bribery Laws or Anti-Money Laundering Laws, with respect to any alleged non-compliance by any Obligor or such other Persons (acting on behalf of an Obligor) with Anti-Bribery Laws or Anti-Money Laundering Laws. No Obligor has received any written notice, request, or citation from any Governmental Authority alleging non-compliance by any Obligor or such other Persons (acting on behalf of an Obligor) with any Anti-Bribery Laws or Anti-Money Laundering Laws.

20.	The Obligors and their agents have complied at all times with Anti-Bribery Laws with respect to the Mine and the development, construction or conduct of all operations or activities at the Mine. The operations in relation to the Mine are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Obligors with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Obligors, threatened.

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21.	The Obligors have not, and, to the knowledge of the Obligors, no director, officer, employee, consultant, representative or agent of the Obligors have, transacted business on behalf of the Obligors with any Restricted Person.

22.	BHMC is a “reporting issuer” (or the equivalent) in the provinces of British Columbia and Ontario and is not included on a list of defaulting reporting issuers maintained by the securities regulators or other securities regulatory authorities in any such provinces (collectively, the “Securities Regulators”). No order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in any securities of BHMC has been issued by any Governmental Authority and is continuing in effect and no proceedings for such purpose have been instituted or are, to the knowledge of the Obligors, pending or threatened.

Legal Proceedings

23.	Other than as set forth in Section (23) of the Disclosure Letter, there are no actions, suits, proceedings, hearings, inquiries, investigations or claims commenced or, to the knowledge of the Obligors, threatened against any Obligor or that involve the Mine, and which, individually or in the aggregate, (i) would prevent or limit, restrict or impair in any material respect the ability of an Obligor to enter into this Agreement or would reasonably be expected to materially and adversely impair the performance of its obligations under this Agreement or the development of the Mine, or (ii) that could reasonably be expected to result in a Material Adverse Effect.

24.	No Obligor is a party to or subject to any judgment, order, writ, injunction or decree, involving the Mine, which (i) could reasonably be expected to materially and adversely impair the performance of its obligations under this Agreement, or (ii) could reasonably be expected to result in a Material Adverse Effect. No action or proceeding has been instituted or remains pending or, to the knowledge of the Obligors, has been threatened and not resolved, by or before any Governmental Authority that (i) could reasonably be expected to materially and adversely impair the development of the Mine, or (ii) could reasonably be expected to result in a Material Adverse Effect.

Material Information

25.	All material information relating to the Mine and Project Assets and prepared by or on behalf of the current management of the Obligors and that has been made available or delivered to Holder, including forecasts, projections, mine plans, budgets and environmental audits, assessments, studies and tests, including any environmental and social impact assessment study reports, was prepared in good faith and on the basis of assumptions that the management of the Obligors believe to be reasonable at the time of preparation, subject to any material changes of which the Obligors have informed Holder in writing. To the knowledge of the management of the Obligors, all material information relating to the Mine and the Project Assets prepared at the request of current management of the Obligors by third parties and that has been made available or delivered to Holder including forecasts, projections, mine plans, budgets and environmental audits, assessments, studies and tests, including any material environmental and social impact assessment study reports, was prepared in good faith and does not contain materially incorrect information. The Obligors do not have knowledge of any change to the facts and assumptions underlying the estimates in the technical report and preliminary economic assessment for underground milling and concentration of lead, silver and zinc at the Mine dated December 29, 2021 effective November 29, 2021 (“PEA”) that would reasonably be expected to result in a material adverse change in any cost, price, reserves, resources or other relevant information in the PEA. All material information regarding the Mine and the Project Assets, including drill results, technical reports and studies, that are required to be disclosed by Applicable Laws, have been publicly disclosed by BHMC in compliance, in all material respects, with Applicable Laws.

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26.	As of the date hereof, all material information relating to the Mine mineralization prepared by or on behalf of the current management of the Obligors has been made available or delivered to Holder and, to the knowledge of the management of the Obligors, such information and the reports and information delivered to Holder have been prepared in a manner which is consistent with Good Practice Standards, the statements, assumptions and projections contained therein are fair and reasonable as and when produced and, to the knowledge of the management of the Obligors, have been arrived at after reasonable inquiry having been made in good faith by the Persons responsible therefor. The estimated mineral resources relating to the Real Property as of the date hereof are as stated in the PEA. The Obligors are in compliance in all material respects with NI 43-101 in connection with the disclosure of scientific or technical information made by the Obligors concerning the Mine. The Obligors have duly filed with the applicable regulatory authorities in compliance in all material respects with Applicable Laws all reports required by NI 43-101 in connection with the Mine, and all such reports were prepared in accordance with the requirements of NI 43-101 in all material respects. Except as set forth in Section (26) of the Disclosure Letter, as of the date hereof, there are no outstanding unresolved comments of the Canadian Securities Exchange (the “CSE”) or any Securities Regulator in respect of the technical disclosure relating to the Mine made in the documents which have been filed by or on behalf of the Obligors with the relevant Securities Regulators pursuant to the requirements of Applicable Laws, including all documents publicly available on BHMC’s SEDAR profile.

27.	The Obligors are in compliance in all material respects with all timely and continuous disclosure obligations under Applicable Laws, including NI 51-102, and the policies, rules and regulations of the CSE and, without limiting the generality of the foregoing, except as disclosed to the Holder, there has been no “material change”, as defined in the Securities Act (Ontario) (actual, or, to the knowledge of the Obligors, proposed or prospective, whether financial or otherwise) in the business, results of operations, prospects, assets, liabilities (contingent or otherwise) or capital or financial condition of the Obligors on a consolidated basis which has not been publicly disclosed within the period required by NI 51-102, and except as disclosed to Holder, the Obligors has not filed any confidential material change reports which remain confidential as of the date hereof.

Mine

28.	The PEA was prepared in a manner which is consistent with Good Practice Standards and the statements, assumptions and projections contained therein were fair and reasonable as and when produced and, to the Obligors’ knowledge, were arrived at after reasonable inquiry, having been made in good faith by the Persons responsible therefor. The PEA contains a reasonable estimate in all material respects of projected capital expenditures for the Real Property subject to fluctuations in exchange rates, commodity prices and electricity rates and has been prepared in a manner which is consistent with Good Practice Standards.

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29.	Subject to Section (29) of the Disclosure Letter, Grantor is the sole recorded and beneficial owner of the Real Property, free and clear of any Encumbrances (other than Permitted Encumbrances). Section (29) of the Disclosure Letter sets out a full and complete list of all Permitted Encumbrances not already described in paragraphs (a) through (n) of the definition thereof. Except for any Permitted Encumbrance or as listed in Section (29) of the Disclosure Letter, no Person other than Holder has any agreement to acquire, option, right of first refusal or right, title or interest or any right that is or will become an agreement to acquire, option, right of first refusal or right, title or interest, in or to all or any material part of the Collateral or any Project Assets nor has either of the Obligors granted, or agreed to grant, any Encumbrances, other than Permitted Encumbrances, on the Collateral or any Project Asset.

30.	The Authorizations and Other Rights required for the development, construction or operation of the Mine, including commercial production of the silver, lead and zinc from the Mine, whether obtained or issued by the date hereof or not, are listed in Section (30) of the Disclosure Letter. The Obligors have complied in all material respects with all conditions provided for in the Authorizations and Other Rights required to be complied with as of the date this representation is made.

31.	Other than as set forth in Section (31) of the Disclosure Letter, all Authorizations and Other Rights required for the development, construction and operation of the Mine, including for greater certainty all environmental and water permits, are in full force and effect and in good standing and none of the Obligors, and to the best of the knowledge and belief of each of the Obligors, no other Person party thereto is, in default in any material respect under any such Authorization or Other Right.

32.	No Authorization or Other Right relating to the Mine or the Real Property has been challenged, withdrawn, cancelled, amended or refused or, to the best of the knowledge and belief of each of the Obligors, threatened to be challenged, withdrawn, cancelled, amended or refused by any Governmental Authority or by any other Person.

33.	Subject to Section (33) of the Disclosure Letter, operation of the Mine is and has been in compliance in all material respects with all land use restrictions, zoning, regulations, ordinances, environmental laws and other similar Applicable Laws thereto. Subject to Section (33) of the Disclosure Letter, during the past three (3) years, neither of the Obligors nor any of its agents or employees has received any written notice from any Governmental Authority having jurisdiction over the Mine alleging any violation of any Applicable Law, including, but not limited to, those relating to environmental laws, zoning, building, use, personal disability and fire or safety, which has not been cured or remedied. To the knowledge of the Obligors, there are not any threatened proceedings for the rezoning of the Real Property or any portion thereof.

34.	Current management of the Obligors has arranged for the following environmental studies relating to the Mine and the Real Property: (i) since September 2020, 30 site water sampling and broad spectrum lab testing on a monthly basis and field parameter testing on a bi-weekly basis, and (ii) in May 2021, a multi-year water flow analysis program with the University of Idaho’s hydrogeology department, (iii) water chemistry analysis as part of planning for a proprietary in-mine water treatment system, (iv) evaluation of the capabilities of the Environmental Protection Agency’s Central Treatment Plant, in the event that an Obligor may seek to purchase and/or operate it in the future. No other environmental investigation, study, audit, test or other analysis has been conducted by or at the request of current management of the Obligors with respect to the Mine and the Real Property.

D-7

35.	Subject to Section (35) of the Disclosure Letter, there are no material environmental liabilities of the Obligors or to the knowledge of the Obligors, in respect of the development, construction and operation of the Mine, in each case, that have been incurred as at the date that this representation is made.

36.	Subject to Section (36) of the Disclosure Letter, no release or threatened release of any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definition of “contaminant”, “pollutant”, “hazardous substance”, “hazardous waste”, “hazardous material”, or “toxic substance” under any applicable environmental law has occurred or is occurring at or from the Mine for which environmental laws require notice, further investigation or any form of responsive action.

37.	Section (37) of the Disclosure Letter lists all underground and above ground storage tanks located or previously located on the Real Property.

38.	The Obligors have complied and will comply with all terms and conditions of the EPA Settlement Agreement, including, without limitation, making timely payments and providing financial assurance on schedule.

39.	Except for deferral arrangements disclosed in Section (39) of the Disclosure Letter, all payments relating to water treatments costs with respect to the Mine, including all costs relating to the water treatment facility known as the Central Treatment Plant, have been paid in full, and there are no water treatment costs or other amounts in connection therewith owing to any Person, including, without limitation, the EPA and the Idaho Department of Environmental Quality (“IDEQ”).

40.	As of May 31, 2023, except for a shortfall not to exceed US$5,000,000, the Cost to Complete Test has been satisfied.

41.	Except as disclosed in Section (39) of the Disclosure Letter, each of the Obligors are in compliance with their obligations to the EPA and IDEQ with respect to the Obligors’ responsibilities for meeting water discharge standards and for all water treatment costs in connection with the Property and there are no further water treatment costs due and payable by the Obligors to the EPA and the IDEQ.

42.	The Real Property comprises all mining claims, concessions and other mining rights forming part of the Mine.

43.	Grantor has good and marketable title to the Real Property free and clear of any Encumbrances other than Permitted Encumbrances and its rights in and to the Real Property will be valid and in full force and effect in all material respects, and the Obligors will have complied in all material respects with all of their respective obligations in respect thereof, including payment of any annual fees and production penalties, under Applicable Laws. No third party holds any mining or real property rights that conflict in any material respect with Grantor’s rights in and to the Real Property.

44.	Except as set out in Section (44) of the Disclosure Letter, all mining concession, patent or maintenance fees and recording fees, and all other material exploration permit, authorization, lease, licensing and mining claim payments, rentals, taxes, assessments, renewal fees and other governmental charges, owing in respect of the Mine and the Real Property or any part thereof, have been paid in full.

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45.	Grantor owns or has the right to use or the benefit of all of the Other Rights and Project Assets and the Other Rights and Project Assets they own are free and clear of any Encumbrances, other than Permitted Encumbrances.

46.	Subject only to the rights of any Governmental Authority set out in Section (43) of the Disclosure Letter and except for Permitted Encumbrances, no Person is entitled to or holds any material rent, option, back-in right, earn-in right, right of first refusal, royalty, stream, participation, production or similar interests, or other payment in the nature of rent or royalty, on or for the Mine, including any Real Property.

47.	To the knowledge of the Obligors, there is no (i) expropriatory act or series of expropriatory acts, including eminent domain, confiscation, nationalization, requisition, deprivation, sequestration and/or similar acts, by law, order, executive or administrative action or otherwise of any Governmental Authority or any corporation or other entity controlled by any Governmental Authority the result of which expropriatory act or series of expropriatory acts is that all or substantially all of the rights, privileges and benefits pertaining to, associated with, threatened against or affecting all or any part of the Mine (collectively, an “Expropriation Event”) and (ii) circumstances, notices, discussions, or negotiations which could reasonably be expected to result in such an Expropriation Event.

Community

48.	Except as set out in Section (47) of the Disclosure Letter, to the best knowledge of the Obligors, no indigenous or community groups (and no Persons on their behalf) have asserted any interest or rights or commenced or threatened any claims or proceedings affecting the Mine or the Obligors that could result in a Material Adverse Effect.

49.	Any relocation or resettlement of any persons, communities or settlements, including any indigenous persons, communities or settlements, in connection with the exploration, development or operation of the Mine has been conducted in material compliance with all Applicable Laws and Authorizations.

50.	Except as set out in Section (50) of the Disclosure Letter, and to the best of the knowledge and belief of each of the Obligors (i) no indigenous or community groups (and no Governmental Authority on behalf of any such groups) have asserted any interest or rights or commenced or threatened any claims or proceedings affecting the Real Property, the Mine or any of the Obligors which have a Material Adverse Effect, and (ii) neither the Real Property nor any part of the Mine is located on any land or in territory to which indigenous or local community groups own or are entitled to communal, collective rights or any other rights under Applicable Law.

51.	The Obligors have complied with all previous consultation processes with local communities in accordance with Applicable Law.

Other

52.	Except as set out in Section (52) of the Disclosure Letter, no Obligor is party to any contract that would give rise to a valid claim against an Obligor and/or any Sprott Entity for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

53.	Section (53) of the Disclosure Letter, lists all bank accounts of each of BHMC and Grantor and the depositary bank at which such accounts are maintained.

54.	The Obligors are in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages; there is not currently any labour disruption, strike, or conflict involving or threatened against any Obligor or directly affecting the Mine. None of the Obligors are party to a collective bargaining agreement.

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SCHEDULE E

REPRESENTATIONS AND WARRANTIES OF HOLDER

The Holder hereby represents and warrants as follows to each of the Obligors, and acknowledges and agrees that the Obligors are relying upon such representations and warranties in connection with entering into of this Agreement:

(a)	it is a partnership validly existing under the laws of the State of Delaware and is up-to-date in respect of all filings required by law to maintain its existence.

(b)	it has the requisite corporate power, capacity and authority to enter into the Agreement and to perform its obligations hereunder.

(c)	the entering into of this Agreement and the exercise of its rights and performance of obligations hereunder do not and will not (i) conflict with or result in a default under any material agreement, mortgage, bond or instrument to which it is a party or which is binding on its assets, (ii) conflict with its constating or constitutive documents; or (iii) conflict with or violate any Applicable Law, in each case, in any material respect.

(d)	no corporate or other approvals of any Person are required to be obtained by it in connection with the execution and delivery or performance by it of this Agreement or the transactions contemplated hereby, except for any such approval as has been obtained prior to the execution and delivery by it of this Agreement.

(e)	this Agreement has been duly and validly executed and delivered by the Holder, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms thereof, except to the extent enforcement may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies, injunctive relief and/or specific performance may be granted in the discretion of a court of competent jurisdiction.

(f)	it has not suffered an Insolvency Event and is not now aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event with respect to it.

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SCHEDULE F

LEGAL DESCRIPTION OF REAL PROPERTY

SCHEDULE F-1

SURFACE AND MINERAL PARCELS

PARCEL 1:

Being a tract of land situated in the Northeast ¼ of the Southeast ¼ of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at the East ¼ corner of said Section 1, Township 48 North, Range 2 East, B.M.,

Shoshone County, State of Idaho marked by a concrete monument and also the point of beginning, thence

South 87°28’34” West 165.92 feet; thence

South 30°34’59” West, 220.96 feet; thence

Along a curve right, radius = 40 feet, the long chord bears South 66°18’09” West, 75.71 feet; thence

North 78°22’26” West, 36.16 feet; thence

South 10°52’21” West, 204.04 feet; thence

North 75°18’39” West, 252.91 feet; thence

South 17°22’44” West, 1124.08 feet; thence

North 87°41’35” East, 1007.62 feet; thence

North 00°12’22” West, 1389.14 feet to the point of beginning.

PARCEL 2:

Being a tract of land lying in the Northeast ¼ and the Southeast ¼ of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho and more particularly described as follows:

Beginning at a point from whence the East ¼ corner of Section 1, Township 48 North,

Range 2 East, B.M., Shoshone County, State of Idaho bears South 10°03’11” East, 409.83 feet distant; thence

South 21°46’03” West, 150.17 feet; thence

North 65°43’21” West, 407.49 feet; thence

South 01°10’02” West, 94.54 feet; thence

South 27°17’34” West, 90.00 feet; thence

South 39°32’35” East, 342.19 feet; thence

South 17°00’49” West, 108.69 feet; thence

South 09°45’56” East, 92.08 feet; thence

Along a curve right, radius = 40 feet, the long chord bears North 68°36’01” East, 43.86 feet; Thence

North 30°34’41” East, 331.46 feet; thence

Along a curve right, radius = 100 feet, the long chord bears North 48°38’04” East, 62.13 feet; thence

Along a curve left, radius = 161 feet, the long chord bears North 16°29’47” East, 198.94 feet; thence

North 31°27’01” West, 84.16 feet to the point of beginning and sometimes referred to as Lot

2, Mine Short Plat No. 1 as shown on the official recorded plat thereof recorded as

Instrument No. 350327, records of Shoshone County, State of Idaho.

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PARCEL 3:

Being a tract of land situated in the Northeast ¼ of the Southeast ¼ of Section 1, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at a point whence the East ¼ corner of Section 1, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho bears North 59°22’09” East, 395.37 feet distant; thence

Along a curve left, radius = 40 feet, the long chord bears South 15°24’18” West, 27.50 feet; thence

North 78°22’26” West, 36.16 feet; thence

South 10°52’21” West, 204.04 feet; thence

North 75°18’39” West, 252.91 feet; thence

North 02°48’24” West, 383.22 feet; thence

North 31°43’07” East, 271.88 feet; thence

South 39°32’35” East, 342.19 feet; thence

South 17°00’49” West, 108.69 feet; thence

South 09°45’56” East, 92.08 feet to the point of beginning and sometimes referred to as Lot 3 Mine Plant Short Plat No. 1.

PARCEL 4:

Saxon, M.S. 2067 Patented Mining Claim situated in Yreka Mining District in Section 11 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 553, records of Shoshone County, State of Idaho.

PARCEL 5:

Link, M.S. 2123 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 601, records of Shoshone County, State of Idaho.

PARCEL 6:

Spur, M.S. 2124 Patented Mining Claim situated in Yreka Mining District in Sections 11 and 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 48, Deeds, at page 479, records of Shoshone County, State of Idaho.

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PARCEL 7:

Spear, M.S. 2496 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 43, Deeds, at page 49, records of Shoshone County, State of Idaho.

PARCEL 8:

Marion, M.S. 2583 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 47, Deeds, at page 196, records of Shoshone County, State of Idaho.

PARCEL 9:

Ben Herr, Kruger and Philippine, M.S. 2599 Patented Mining Claims situated in Yreka Mining District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 47, Deeds, at page 27, records of Shoshone County, State of Idaho.

PARCEL 10:

Hough, M.S. 2611 Patented Mining Claim situated in Yreka Mining District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 99, records of Shoshone County, State of Idaho.

PARCEL 11:

California, M.S. 2627 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 45, Deeds, at page 503, records of Shoshone County, State of Idaho.

PARCEL 12:

Check, M.S. 2840 Patented Mining Claim situated in Yreka Mining District in Sections 1 and 12, Township 48, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 54, Deeds, at page 465, records of Shoshone County, State of Idaho.

PARCEL 13:

That portion of Florence, M.S. 2862 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho and more particularly described in those certain deeds recorded November 30, 1966 as Instrument Nos. 208505 and 208506, records of Shoshone County, State of Idaho. Patent recorded in Book 55, Deeds, at page 585, records of Shoshone County, State of Idaho.

PARCEL 14:

Billy, M.S. 3111 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 96, Deeds, at page 398, records of Shoshone County, State of Idaho.

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PARCEL 15:

Lucky, M.S. 3470 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., and in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 91, Deeds, at page 283, records of Shoshone County, State of Idaho.

PARCEL 16:

Moat, M.S. 3503 Patented Mining Claim situated in Yreka Mining District in Sections 17, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 96, Deeds, at page 356, records of Shoshone County, State of Idaho.

PARCEL 17:

Bunker Hill, M.S. 579 Patented Mining Claim situated in Yreka Mining District in Sections 12 & 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 101, records of Shoshone County, State of Idaho.

PARCEL 18:

Sullivan, M.S. 580 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 190, records of Shoshone County, State of Idaho.

PARCEL 19:

Important Fraction, M.S. 581 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 285, records of Shoshone County, State of Idaho.

PARCEL 20:

Phil Sheridan, M.S. 604 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 281, records of Shoshone County, State of Idaho.

PARCEL 21:

Reed Fraction, M.S. 607 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 246, records of Shoshone County, State of Idaho.

PARCEL 22:

Bunker Hill Millsite, M.S. 608 Patented Millsite Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 4, Deeds, at page 181, records of Shoshone County, State of Idaho.

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PARCEL 23:

Small Hopes, M.S. 609, Amended Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 325, records of Shoshone County, State of Idaho.

PARCEL 24:

Bottom Dollar Fraction, M.S. 629 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 252, records of Shoshone County, State of Idaho.

PARCEL 25:

Chestnut Fraction, M.S. 632 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 339, records of Shoshone County, State of Idaho.

PARCEL 26:

Emma & Last Chance Millsite, M.S. 703 Patented Millsite claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 4, Deeds, at page 179, records of Shoshone County, State of Idaho.

PARCEL 27:

Ontario, M.S. 755 Patented Mining Claim situated in Yreka Mining District in Sections 11 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 382, records of Shoshone County, State of Idaho.

PARCEL 28:

Carbonate, M.S. 764 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 325, records of Shoshone County, State of Idaho.

PARCEL 29:

Silver Casket, M.S. 790 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 15, Deeds, at page 25, records of Shoshone County, State of Idaho.

PARCEL 30:

Turkey Buzzard, M.S. 836 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in book 6, Deeds, at page 243, records of Shoshone County, State of Idaho.

PARCEL 31:

Snowslide Fraction, M.S. 837 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 249, records of Shoshone County, State of Idaho.

F-5

PARCEL 32:

Silver, M.S. 1085 Patented Mining Claim situated in Yreka Mining District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page 479, records of Shoshone County, State of Idaho.

PARCEL 33:

Johnnesburg, M.S. 1192 Patented Mining Claim situated in Yreka Mining District in Sections 12 & 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 232, records of Shoshone County, State of Idaho.

PARCEL 34:

Puritan, M.S. 1328 Amended Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 196, records of Shoshone County, State of Idaho.

PARCEL 35:

No. 5, M.S. 1357 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 18, Deeds, at page 234, records of Shoshone County, State of Idaho.

PARCEL 36:

Omaha, M.S. 1409 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents at page 190, records of Shoshone County, State of Idaho.

PARCEL 37:

Legal Tender, M.S. 1639 Amended Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 304, records of Shoshone County, State of Idaho.

PARCEL 38:

Triangle Fraction, M.S. 2065 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 604, records of Shoshone County, State of Idaho.

PARCEL 39:

A parcel of land situated in the Northwest Quarter of Section 6, Township 48 North, Range 3 East, B.M., Shoshone County, Idaho, and more particularly described as follows:

Using the Bunker Hill Triangulation System Meridian and coordinates and beginning at Corner No. 1, a point identical with the West Quarter Corner of said Section 6 (N9667.57, E687.41), and running thence

North 0°42’20” East, 372.46 feet along the West boundary line of said Section 6 to Corner No. 2; thence

South 20°36’ East, 59.71 feet to Corner No. 3, a point identical with Corner No. 4 of the Washington Water Power Company (WWP Co.) tract as described in Document No. 302109, recorded November 2, 1982, records of Shoshone County, Idaho from The Bunker Hill Company to Bunker Limited Partnership, Parcel 28 of Exhibit “A”, pages 12 and 13; thence

South 69°24’ West, 12.87 feet to Corner No. 4, identical with Corner No. 3 of said WWP Co. tract; thence

South 14°20’ East, 118.05 feet to Corner No. 5, identical with Corner No. 2 of said WWP Co. tract; thence

South 2°23’30” West, 187.00 feet to Corner No. 6, identical with Corner No. 1 of said WWP Co. tract; thence

South 80°00’ East, 53.98 feet along the Southerly boundary line of said WWP Co. tract to its point of intersection with the South boundary line of the Northwest Quarter of said Section 6; thence

South 88°55’25” West, 88.05 feet along said boundary line of said Section 6 Northwest Quarter to Corner No. 1 and place of beginning.

F-6

SCHEDULE F-2

MINERAL RIGHTS

PARCEL 1:

Reeves, M.S. 1412 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 8, Deeds, at page 66.

PARCEL 2:

Packard, M.S. 1413 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 193.

PARCEL 3:

Quaker, M.S. 1414 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 388.

PARCEL 4:

Danish, M.S. 1503 Amended Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 north, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded as Instrument No. 209774, records of Shoshone County, State of Idaho.

PARCEL 5:

Alferd (shown of record as Alfred) and Maggie, M.S. 1628 Patented Mining Claims situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 247.

PARCEL 6:

Princess, M.S. 1633 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 301.

PARCEL 7:

Royal Knight and Silver King, M.S. 1639 Amended Patented Mining Claims situated in Yreka Mining District in Sections 2 and 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 304.

PARCEL 8:

Phillippine, M.S. 1663 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 322.

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PARCEL 9:

Harrison, M.S. 1664 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 307.

PARCEL 10:

Ninety-Six (96), M.S. 1715 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 349.

PARCEL 11:

Lydia Fraction, Mabel, Manila, O.K., O.K. Western, Sunny and Whippoorwill, M.S. 1723 Patented Mining Claim situated in Yreka Mining District in Sections 2 and 3, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 28, Deeds, at page 446.

PARCEL 12:

William Lambert Fraction, M.S. 1945 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 1, Deeds, at page 580.

PARCEL 13:

Band, M.S. 2507 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 251.

PARCEL 14:

Maine, M.S. 2626 Patented Mining Claim situated in Yreka Mining District in Sections 2 & 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 45, Deeds, at page 180.

PARCEL 15:

Venture, M.S. 3164 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 62, Patents, at page 72.

PARCEL 16:

Goth, L-2, L-3 M. S. 3214 Patented Mining Claims Patent Mining Claim situated in Yreka Mining District in Sections 2 and 9, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 64, Deeds, at page 284.

F-8

PARCEL 17:

Castle, M.S. 3503 Patented Mining Claim situated in Yreka Mining District in Section 17, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 96, Deeds, at page 356.

PARCEL 18:

Silver King Millsite, M.S. 3563 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 123, Deeds, at page 166.

PARCEL 19:

Tyler, M.S. 546 Amended Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 34, Deeds, at page 546

PARCEL 20:

Emma, M.S. 550 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded as Instrument No. 209775, records of Shoshone County, State of Idaho.

PARCEL 21:

Last Chance, M. S. 551 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 1, Deeds, at page 433

PARCEL 22:

Sierra Nevada, M.S. 554 Patented Mining Claim situated in Yreka Mining District in Sections 11 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 1, Deeds, at page 358.

PARCEL 23:

Viola, M.S. 562 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 619.

PARCEL 24:

Oakland, M.S. 569 Patented Mining Claim situated in Yreka Mining District in Sections 11 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 235.

PARCEL 25:

Jackass, M.S. 586 Amended Patented Mining Claim situated in Yreka Mining District in Sections 12 & 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Deeds, at page 75.

F-9

PARCEL 26:

Lackawana, M.S. 614 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 6, Patents, at page 260.

PARCEL 27:

Skookum, M.S. 615 Patented Mining Claim situated in Yreka Mining District in Sections 11 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book X, Deeds, at page 313

PARCEL 28:

Rolling Stone, M.S. 619 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., and in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page 484.

PARCEL 29:

Fairview, M.S. 621 Patented Mining Claim situated in Yreka Mining District in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 301.

PARCEL 30:

San Carlos, M.S. 750 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 535.

PARCEL 31:

Ontario Fraction, M.S. 755 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 382.

PARCEL 32:

Sold Again Fraction, M.S. 933 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 9, Deeds, at page 207.

PARCEL 33:

Republican Fraction, M.S. 959 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 301.

F-10

PARCEL 34:

Likely, M.S. 1298 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book B, Patents, at page 25.

PARCEL 35:

Apex, Rambler and Tip Top, M.S. 1041 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 139.

PARCEL 36:

Butte, Cariboo, Good Luck, Jersey Fraction and Lilly May, M.S. 1220 Patented Mining Claim situated in Yreka Mining District in Sections 11 and 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 24, Deeds, at page 23.

PARCEL 37:

Mabundaland, Mashonaland, Matabelaland, Stopping and Zululand, M.S. 1227 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page 481.

PARCEL 38:

Alla, Bonanza Fraction, East, Ironhill, Lacrosse, Miners Delight, No Name, Ollie McMillin, Schofield, Sullivan Extension and Summit, M.S. 1228 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., and in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 301.

PARCEL 39:

Allie, Blue Bird, Bought Again, Josie, Maple, Offset, Rookery and Susie, M.S. 1229 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 20, Deeds, at page 580.

PARCEL 40:

Hornet M.S. 1325 Amended Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 607.

PARCEL 41:

King, M.S. 1325 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 295

F-11

Parcel 42:

Sampson, M.S. 1328 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 196.

PARCEL 43:

Comstock, Daisy, Dandy, Jessie, Julia, Justice, Ophir and Walla Walla, M.S. 1345 Patented Mining Claim situated in Yreka Mining District in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 20, Deeds, at page 584.

PARCEL 44:

Lucky Chance, M.S. 1349 Patented Mining Claim situated in Yreka Mining District in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 15, Deeds, at page 494.

PARCEL 45:

Excelsior, M.S. 1356 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 157.

PARCEL 46:

No. 1, No. 2, No. 3 and No. 4, M.S. 1357 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 18, Deeds, at page 234.

PARCEL 47:

Carter, Coxey, Deadwood, Debs, Hamilton, Hard Cash and Nevada, M.S. 1466 Patented Mining Claim situated in Yreka Mining District in Sections 11 and 14, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 20, Patents, at page 577.

PARCEL 48:

Arizona, M. S. 1488 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 199.

PARCEL 49:

Wheelbarrow, M.S. 1526 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 442.

F-12

PARCEL 50:

New Era, M.S. 1527 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 478.

PARCEL 51:

Hamilton Fraction, M.S. 1619 Patented Mining Claim situated in Yreka Mining District in Sections 11 & 14, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 289.

PARCEL 52:

Berniece, Mountain King, Mountain Queen, Southern Beauty and Waverly, M.S. 1620 Patented Mining Claim situated in Yreka Mining District in Section 14, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 292.

PARCEL 53:

Good Enough, M.S. 1628 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 247.

PARCEL 54:

McLelland, M.S. 1681 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 622.

PARCEL 55:

Stemwinder, M.S. 1830 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 35, Deeds, at page 437.

PARCEL 56:

Utah, M.S. 1882 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 415.

PARCEL 57:

Butternut and Homestake, M.S. 1916 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page 434.

F-13

PARCEL 58:

Overlap, M.S. 2052 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 532.

PARCEL 59:

Bee, Combination, Hawk, Idaho, Iowa, Oregon, Scorpion Fraction and Washington, M.S. 2072 Patented Mining Claim situated in Yreka Mining District in Sections 1 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 33, Deeds, at page 459.

PARCEL 60:

Eighty-Five (85), Iowa No. 2, K-10, K-11, K-12, K-13, K-16, K-17, K-18, K-19, K-20, K-21, K-22, K-23, K-28, K-29, K-30, K-31, K-32, K-39, Minnesota, Missouri No. 2, Ninety-One (91) and Ninety-two (92), M.S. 2077 Patented Mining Claim situated in Yreka Mining District in Sections 14, 15 and 22, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 34, Patents, at page 425.

PARCEL 61:

Chain, M.S. 2078 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page 432.

PARCEL 62:

K-1, K-2, K-3, K-4, K-5, K-6, K-7, K-8, K-9, K-14, K-15, K-24, K-25, K-26, K-27, K-33, K-34, K-35, K-36, K-37, K-38, Kansas, Missouri and Texas, M.S. 2080 Patented Mining Claim situated in Yreka Mining District in Sections 14 and 23, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 34, Patents, at page 440.

PARCEL 63:

Bear, Black, Brown, Dewey, Ito, Oyama, S-1, S-2, S-3, S-4, S-5, S-6, S-7, S-8, S-9, S-10, S-11, S-12, S-13, Sampson, Sarnia and Star, M. S. 2081 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., and Sections 18 and 19, Township 48 North, Range 3 East, B.M., , Shoshone County, State of Idaho. Patent recorded in Book 34, Patents, at page 456.

PARCEL 64:

Sims, M.S. 2186 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book B, Patents, at page 23.

F-14

PARCEL 65:

Lincoln, M.S. 2187 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 40, Deeds, at page 126.

PARCEL 66:

Brooklyn, New Jersey and Schute Fraction, M.S. 2201 Patented Mining Claim situated in Yreka Mining District in Section 10, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page 52.

PARCEL 67:

Cheyenne, M.S. 2249 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 42, Deeds, at page 505.

PARCEL 68:

Buckeye, M.S. 2250 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho.

PARCEL 69:

Timothy Fraction, M.S. 2274 Patented Mining Claim situated in Yreka Mining District in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 43, Deeds, at page 36.

PARCEL 70:

Confidence and Flagstaff, M.S. 2328 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., and in Section 7, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book B, Patents, at page 27.

PARCEL 71:

Norman, M.S. 2368 Patented Mining Claim situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 410.

PARCEL 72:

Grant, M.S. 2369 Patented Mining Claim situated in Yreka Mining District in Sections 11 & 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 408.

F-15

PARCEL 73:

Cypress, M.S. 2429 Patented Mining Claim situated in Yreka Mining District in Sections 12 & 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 255.

PARCEL 74:

Hickory and Spruce Fraction, M.S. 2432 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 253.

PARCEL 75:

Helen Marr and Hemlock, M.S. 2452 Patented Mining Claim situated in Yreka Mining District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 415.

PARCEL 76:

Spokane, M.S. 2509 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 41, Deeds, at page 305.

PARCEL 77:

Heart, Jack, Key, Queen and Teddy, M.S. 2511 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 45, Deeds, at page 21.

PARCEL 78:

Ace, Club, Diamond, Nellie, Roman and Spade, M.S. 2583 Patented Mining Claim situated in Yreka Mining District in Sections 11 and 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 47, Deeds, at page 196.

PARCEL 79:

Brady, M.S. 2584 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 43, Deeds, at page 135.

PARCEL 80:

A, B, C, D, E, F, Drew, Edna, Emily Grace, Foster, K-40, Lilly, Medium, Missing Link, No. 1, No. 2, Peak, Penfield, Sliver, Snowline, Yreka No. 10, Yreka No. 11, Yreka, No. 12, Yreka No. 13, Yreka No. 14, Yreka No. 15, Yreka No. 16, Yreka No. 17, Yreka no. 18, Yreka No. 19, Yreka No. 20, Yreka no. 21, Yreka No. 22, Yreka No. 23, Yreka No. 24, Yreka No. 25 and Yreka No. 26, M.S. 2587 Patented Mining Claim situated in Yreka Mining District in Sections 13, 24 and 25, Township 48 North, Range 2 East, B.M., and in Sections 19 and 30, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 57, Deeds, at page 597 and in Book 57, Deeds, page 85.

F-16

PARCEL 81:

Boer and Grant, M.S. 2599 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 45, Deeds, at page 27.

PARCEL 82:

Asset, Childs, Eli, Evans, Gun, Nick, Ox, Ruth, Sherman, Simmons, Taft and Yale, M.S. 2611 Patented Mining Claim situated in Yreka Mining District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., and in Sections 18 & 19, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 99.

PARCEL 83:

African, Gus, Roy and Trump, M.S. 2624 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 43, Deeds, at page 561.

PARCEL 84:

Kirby Fraction, McClellan, Miles and Pitt, M.S. 2654 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 47, Deeds, at page 632.

PARCEL 85:

Bonanza King Millsite, M.S. 2868 Patented Mining Claim situated in Yreka Mining District in Section 8, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 61, Deeds, at page 112.

PARCEL 86:

Flagstaff No. 2, Flagstaff No. 3, Flagstaff No. 4, Scelinda No. 1, Scelinda No. 2, Scelinda No. 3, Scelinda No. 4, Scelinda No. 5, Scelinda No. 7 and Scelinda No. 8, M.S. 2921 Patented Mining Claim situated in Yreka Mining District in Sections 1 and 12, Township 48 North, Range 2 East, B.M., and in Section 7, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 59, Deeds, at page 120.

PARCEL 87:

Ethel, Katherine, Manchester, McRooney, Stuart No. 2, Stuard No. 3, Sullivan and Switzerland, M.S. 2966 Patented Mining Claim situated in Yreka Mining District in Sections 10 and 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 482.

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PARCEL 88:

Hoover No. 1, Hoover No. 2, Hoover No. 3, Hoover No. 4 and Hoover No. 5, M.S. 2975 Patented Mining Claim situated in Yreka Mining District in Sections 13, 14, 23 & 24, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 490.

PARCEL 89:

Adath, Al-kyris, Anna Laura, Atlas, Atlas No. 1, Fraction, Gay, Panorama, Red Deer and Setzer, M.S. 2976 Patented Mining Claim situated in Yreka Mining District in Sections 22 and 23, Township 48 North, Range 2 East, B.M., and in Section 7, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 493.

PARCEL 90:

Lesley, Lesley No. 2, Lesley No. 3, Little Ore Grande, North Wellington, Ore Grande No. 1, Ore Grande No. 2, Ore Grande No. 3, Ore Grande No. 4, Ore Grande no. 5 and Wellington M.S. 2977 Patented Mining Claim situated in Yreka Mining District in Sections 23 and 26, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 496.

PARCEL 91:

Marko, V.M. No. 1 and V.M. No. 2, M.S. 3051 Patented Mining Claim situated in Yreka Mining District in Sections 7 and 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 59, Deeds, at page 78.

PARCEL 92:

Army and Navy, M.S. 3096 Patented Mining Claim situated in Yreka Mining District in Section 22, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 60, Deeds, at page 223.

PARCEL 93:

Oracle, Orbit, Oreano, Ore Shoot, Orient, Oriental Orphan and Orpheum, M.S. 3097 Patented Mining Claim situated in Yreka Mining District in Section 23, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 60, Deeds, at page 255.

PARCEL 94:

East Midland, Midland, Midland No. 1, Midland No. 3, Midland No. 4, Midland No. 5, Midland No. 6, Midland No. 7, Midland No. 8 and North Midland, M.S. 3108 Patented Mining Claim situated in Yreka Mining District in Sections 13 & 24, Township 48 North, Range 2 East, B.M., and in Section 19, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 60, Deeds, at page 319.

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PARCEL 95:

Monte Carlo No. 1, Monte Carlo No. 2, Monte Carlo No. 3, Monte Carlo No. 4 and Monte Carlo No. 5, M.S. 3177 Patented Mining Claim situated in Yreka Mining District in Sections 7 and 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 63, Deeds, at page 183.

PARCEL 96:

Long John, M.S. 3179 Patented Mining Claim situated in Yreka Mining District in Section 7, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 63, Deeds, at page 611.

PARCEL 97:

L-1, M.S. 3214 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 64, Deeds, at page 284.

PARCEL 98:

Pete, Prominade, Sam and Zeke, M.S. 3389 Patented Mining Claim situated in Yreka Mining District in Section 10, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 77, Deeds, at page 173.

PARCEL 99:

Battleship Oregon, Charly T., Lucia, Marblehead, Margaret, Nancy B., Olympia and Phil, M.S. 3390 Patented Mining Claims situated in Yreka Mining District in Sections 11 and 14, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 77, Deeds, at page 338.

PARCEL 100:

Beta, M.S. 3471 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded as Instrument No. 168414, records of Shoshone County, State of Idaho.

PARCEL 101:

Spokane Central No. 1, Spokane Central No. 2, Spokane Central No. 3, Spokane Central No. 3 Fr., Spokane Central No. 4 and Spokane Central No. 5, M.S. 3472 North Fork Coeur d’Alene Patented Mining Claim situated in Yreka Mining District in Sections 19, 20 and 29, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patents recorded as Instrument No. 179430 and as Instrument No. 219606, records of Shoshone County, State of Idaho.

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PARCEL 102:

Anaconda, Apex, Apex no. 2, Apex No. 3, Blue Bird, Blue Grouse, Bob White, Butte, Butte Fraction, Cougar, Galena, Huckleberry No. 2, Leopard, Lynx, MacBenn, Martin, Pheasant, Robbin and Sonora, M.S. 3361 Patented Mining Claims situated in Yreka Mining District in Sections 1 and 2, Township 47 North, Range 2 East, B.M., and in Section 35, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 76, Deeds, at page 626.

PARCEL 103:

A 1/6 interest only in the Baby, Keystone, Van and Woodrat, M.S. 2856 Patented Mining Claims situated in Yreka Mining District in Sections 2 & 3, Township 47 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 52.

PARCEL 104:

Evening Star, Evening Star Fraction, Maryland, Monmouth, Oregon, Oregon No. 2 and Silver Chord, M.S. 2274 Patented Mining Claims situated in Yreka Mining District in Section 15, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 43, Deeds, at page 36.

PARCEL 105:

Spring, M.S. 3298 Patented Mining Claims situated in Yreka Mining District in Section 15, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 73, Deeds, at page 394.

PARCEL 106:

Milo Millsite, M.S. 2869 Patented Mining Claims situated in Yreka Mining District in Sections 8 and 17, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 61, Deeds, at page 111.

PARCEL 107:

Black Diamond, Carbonate, Enterprise, Enterprise Extension, Gelatin, Giant and Rolling Stone, M.S. 3423 Patented Mining Claims situated in Yreka Mining District in Sections 3 and 10, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho.

PARCEL 108:

Chief No. 2 and Sugar, M.S. 2862 Patented Mining Claims situated in Yreka Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 55, Deeds, at page 585.

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SCHEDULE F-3

ADDITIONAL PARCELS

Tax Parcel No. D0000-002-0300, Tax Parcel No. D0000-002-0550, Tax Parcel No. D-0000-002-0700, D-0000-002-0975, D0000-002-1400, D-0000-002-1500, D-0000-002-1900, D-0000-002-2100, D-0000-002-4725, D-0000-002-4800, D-0000-002-7300,

The SENE, NESE, Lot 1 (NENE), SENW, lying East of County Road and the West Half of the NE ¼ Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho

EXCEPT: Those portions of the subject property conveyed to Shoshone School Districts No.s 30 and 391 by deeds dated June 1, 1938 and recorded September 19, 1938 in Book 70, Deeds, at page 130; dated August 15, 1950 and recorded November 20, 1950 in Book 84, Deeds, at page 563 and recorded January 27, 1975 as Instrument No. 255179.

Tax Parcel No. 48N02E3675

SWNW Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho

Tax Parcel No. 49N02E341900

South ½ of the Northeast ¼ and the Southeast ¼ of the Northwest ¼ of Section 34, Township 49 North, Range 2 East, B.M., Shoshone County, State of Idaho

Tax Parcel No. 49N02E345000

That portion of Section 34, Township 49 North, Range 2 East, B.M., Shoshone County, State of Idaho lying South of the Coeur d’Alene River and North of the U.S. I-90 Right of way.

EXCEPT: County Airport

ALSO EXCEPT: NWSW and SWNW Section 34, Township 49 North, Range 2 East, B.M., Shoshone County, State ofldaho.

Tax Parcel No. 48N03E106700

Being a tract of land lying in the Southeast Quarter of the Southwest Quarter, and in the Southwest Quarter of the Southeast Quarter, Section 10, Township 48 North, Range 3 East, Boise Meridian, Shoshone County, Idaho, and being more particularly described as follows:

Using the Bunker Hill triangulation survey meridian and beginning at corner No. 1, a drill steel monument with a copper cap, 2 ins. X 2 ins., marked corner 1-SU, from whence the Southwest corner of said Southeast Quarter of the Southwest Quarter, a concrete monument marked W 1/16 cor., bears S.43°58.2’W., 518.15 ft. distant, and from whence, also, cor. No. 1 survey No. 2274 Monmouth lode bears S.34°4l.3’E., 457.52 ft. dist.; thence

N.34°51.2’E., 349.44 ft. dist. To cor. No. 2; thence

N.89°58’W., 560 ft. dist., to cor. No. 3, which corner point falls on a steep, unstable, slope and from which point a witness corner, a drill steel monument with a copper cap marked W.C. cor. 3-SU, bears N.35°24.4’W., 33.14 ft dist.; thence

N.O°03’W., 660.00 ft. dist., to cor. No. 4, a drill steel with copper cap marked cor. 4-SU; thence

S.89°58’E., 1,454.12 ft. dist., to cor. No. 5, a drill steel monument with copper cap marked cor. 5-SU, on the westerly right-of-way boundary of the Big Creek road; thence

On and along said right-of-way boundary, S.38°34.1 ‘W.,

552.72 ft. dist., to cor. No. 6, identical with a concrete monument with brass cap marked P.C. 45+41.10; thence

On a 2°00’ curve to the left, the long chord of which bears S.35°38’W., 297.96 ft. dist., to cor. No. 7, identical with highway boundary P.T. 48+35.09 back (48+36.54 ahead) the monument of which has been obliterated; thence

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Continuing on said right-of-way boundary S.32°39.5’W., 419.26 ft. dist., to cor. No. 8, a drill steel with copper cap marked cor. 8-SU; thence

N.57°20.5’W., 115.00 ft. dist., to cor. No. 9, a drill steel with copper cap marked cor. 9-SU; thence

S.32°39.5’W., 120.00 ft. dist., to cor. No. 10, a drill steel with copper cap marked cor. 1O-SU; thence

N. 57°20.5’W., 222.41 ft. dist., to cor. No. 1, the place of beginning.

Tax Parcel No. D-0000-006-3960

Being a tract of land situated in the NE ¼ of Section 1, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho, more particularly described as follows;

Beginning at the SE corner of Lot 2 whence the West ¼ Corner of Section 6 bears South 11°44’32” East 553.78 feet distant; thence

North 14°20’30” East, 106.64 feet; thence

South 70°17’45” West, 301.02 feet; thence

South 14°14’25” West, 90.00 feet; thence along a curve right, radius= 10SS.37, the long chord bears South 69°06-13” East, 129.05 feet; thence

South 65°42’23” East, 173.96 feet to the point of beginning.

AND

Being a tract of land situated in the NE ¼ of Section 1, Township 48 North, Range 2 East, B.M. and in Section 6. Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at the SE corner of Lot 1 whence, the West ¼ corner of Section 6 bears South 32°54’10” West, 504.22 feet distant; thence

North 15° East, 149.49 feet; thence

North 30° West, 73.01 feet: thence

North 76°06’48” West, 275.55 feet; thence

South 70°18’02” West, 95.30 feet; thence

South 14°20’30” West, 126.64 feet; thence

South 65°42’23” East, 57.45 feet; thence along a curve left, radius= 316.92, the long chord bears South 70°56’51” East., 47.03 feet; thence

South 74°35’32” East, 300.59 feet to the point of beginning.

Tax Parcel No. F00000020900

The Southwest Quarter of the Northwest Quarter, and the Southeast Quarter of the Northeast Quarter and the Northeast Quarter of the Southeast Quarter, and Government Lot 1 or the Northeast Quarter of the Northeast Quarter, and the Southeast Quarter of the Northwest Quarter, lying East of County Road, and the West half of the Northeast Quarter, except ground sold to School District No. 391, as disclosed by Quitclaim Deed recorded January 27, 1975 as Instrument No. 255179, Records of Shoshone County, Idaho, all in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho.

EXCEPT property in Deed dated August 15, 1950 from the Bunker Hill Company to School District, recorded November 20, 1950 in Book 84 of Deeds, at Page 563, Records of Shoshone County, Idaho

ALSO EXCEPT property in Deed dated June 1, 1938, from Bunker Hill Company to School District No. 30, recorded September 19, 1938, in Book 70 of Deeds, at Page 130, Records of Shoshone County, Idaho.

Patent for M.S. 2551 excludes the conflict with the NE ¼ SE ¼.

Non Plant 5 in Section 2, Township 48 North, Range 2 East, Shoshone County, State of Idaho.

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